Exhibit 1.01

SCANA CORPORATION
Common Stock

UNDERWRITING AGREEMENT

May 11, 2010

Wells Fargo Securities, LLC
Morgan Stanley & Co. Incorporated
UBS Securities LLC
Individually, Acting as Representatives for
the Underwriters Named in Schedule B hereto
and as Agents for their Respective Affiliated
Forward Counterparties

c/o Wells Fargo Securities, LLC
375 Park Avenue
4th Floor
New York, New York  10152

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

UBS Securities LLC
677 Washington Boulevard
Stamford, Connecticut  06901

Ladies and Gentlemen:

The undersigned SCANA Corporation, a South Carolina corporation (the “Company”), proposes to sell and you and the other underwriters named in Schedule B hereto (collectively, the “Underwriters”), for which you are acting as representatives (the “Representatives”), propose to purchase, acting severally and not jointly, the respective number of shares of the Company’s common stock, no par value per share (the “Common Stock”) set forth in Column A of Schedule B (the “Direct Shares”).

In addition, the Company and each of Wells Fargo Securities, LLC (in its capacity as Underwriter hereunder, “Wells Fargo” and in its capacity as agent for the Wells Fargo Forward Counterparty (as defined below), “Forward Seller” for such entity), Morgan Stanley & Co. Incorporated (in its capacity as Underwriter hereunder, “Morgan Stanley” and in its capacity as agent for the MS Forward Counterparty (as defined below), “Forward Seller” for such entity) and UBS Securities LLC (in its capacity as Underwriter hereunder, “UBS” and in its capacity as agent for the UBS Forward Counterparty (as defined below), “Forward Seller” for such entity), at the request of the Company in connection with the Forward Agreements (as defined below) confirm their respective agreements with you and each of the other Underwriters with respect to, (i) subject to Section 7 hereof, the sale by the Forward Sellers and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock set forth in Column B of Schedule B (the “Borrowed Underwritten Shares”) and (ii) the grant by the Forward Sellers or the Company, as applicable, to the Underwriters in each case acting severally and not jointly, of the option described in Section 1 to purchase all or any part of the additional shares of Common Stock set forth in Schedule A to cover over-allotments, if any.  The shares of Common Stock sold to the Underwriters by the Forward Sellers pursuant to the option described in Section 1(a)(A) are referred to as the “Borrowed Option Shares” and any shares of Common Stock sold to the Underwriters by the Company pursuant to the option described in Section 1(a)(B) are referred to as the “Company Option Shares.”  The Direct Shares, the Borrowed Underwritten Shares and the Company Top-Up Underwritten Shares (as defined in Section 7) are referred to herein collectively as the “Underwritten Shares.”  The Borrowed Option Shares, the Company Option Shares and the Company Top-Up Option Shares (as defined in Section 7) are referred to herein collectively as the “Option Shares.”  The Direct Shares, the Company Option Shares, the Company Top-Up Underwritten Shares and the Company Top-Up Option Shares are referred to herein collectively as the “Company Shares.” The Borrowed Underwritten Shares and the Borrowed Option Shares are herein referred to as the “Borrowed Shares.”  The Borrowed Shares and the Company Shares are herein referred to as the “Shares.”

As used herein, the term “Forward Agreements” means, collectively, (a) the confirmation dated the date hereof between the Company and Wells Fargo Bank, N.A. (the “Wells Fargo Forward Counterparty”), (b) the confirmation dated the date hereof between the Company and Morgan Stanley & Co. International plc (the “MS Forward Counterparty”), and (c) the confirmation dated the date hereof between the Company and UBS AG, London Branch (the “UBS Forward Counterparty” and together with the Wells Fargo Forward Counterparty and the MS Forward Counterparty, the “Forward Counterparties”), in each case relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the applicable Forward Agreement), of a number of shares of Common Stock equal to the number of Borrowed Underwritten Shares sold by the relevant Forward Seller affiliate of each Forward Counterparty pursuant to this Underwriting Agreement (the “Agreement”).

Wells Fargo, Morgan Stanley and UBS are acting as representatives (the “Representatives”) of the several Underwriters in connection with the offering and sale of the Shares.  You represent that you have been authorized by each of the Underwriters to enter into this Agreement on their behalf and to act for them in the manner herein provided in all matters relating to carrying out the provisions of this Agreement.  If there are no Underwriters other than yourselves, the term “Underwriters” shall be deemed to mean the Representatives.  All obligations of the Underwriters hereunder are several and not joint.

The Company hereby confirms its agreement with the several Underwriters as follows:

1.           Agreement to Sell and Purchase.

(a)           On the basis of the representations, warranties and agreements herein contained and subject to all the terms and conditions of this Agreement, each of the Forward Sellers (and the Company with respect to the Direct Shares and any Company Top-Up Underwritten Shares), severally and jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, agrees, severally and not jointly, to purchase from each Forward Seller (and the Company with respect to the Direct Shares and any Company Top-Up Underwritten Shares), the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule B hereto at the purchase price set forth in Schedule A hereto (the “Purchase Price”).

The Underwriters shall have the right to purchase, pursuant to clause (A) or clause (B) below, as applicable, severally and not jointly, up to the number of Option Shares set forth in Schedule A hereto at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on such Option Shares from and including the Closing Date (as defined herein) to but excluding the

Option Closing Date (as defined herein) (such reduced Purchase Price, the “Option Purchase Price”).  The Representatives may exercise this right on behalf of the Underwriters in whole or in part by giving written notice not later than thirty (30) days after the date of the Prospectus.  Any exercise notice shall specify the aggregate number of Option Shares to be purchased by the Underwriters and the date on which such shares are to be purchased (the “Option Closing Date”).  The Option Closing Date must be at least two (2) business days after the written notice is given and may not be earlier than the closing date for the Underwritten Shares nor later than five (5) business days after the date of such notice.  Following delivery of an exercise notice:

(A)           The Company may, in its sole discretion, within one business day after such notice is given, execute and deliver to the applicable Forward Seller an additional forward agreement in the form attached hereto as Exhibit B with each Forward Counterparty (each such agreement, an “Additional Forward Agreement”) with respect to a number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the “Number of Additional Forward Shares to be Sold” set forth opposite the name of such Forward Counterparty’s affiliated Forward Seller in Schedule C bears to the total number of “Additional Forward Shares to be Sold” (subject to such adjustments to eliminate fractional shares as the Representatives may determine).  Upon the Company’s execution and delivery of an Additional Forward Agreement, the applicable Forward Counterparty shall promptly execute and deliver such Additional Forward Agreement to the Company, and upon such execution and delivery, and on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, the affiliated Forward Seller (and the Company with respect to any Company Top-Up Option Shares), severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, agrees, severally and not jointly, to purchase from such Forward Seller (and the Company with respect to any Company Top-Up Option Shares) such Option Shares at the Option Purchase Price.

(B)           To the extent the Company does not timely execute and deliver one or more of the Additional Forward Agreements pursuant to clause (A) above, then on the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company hereby agrees to sell to the several Underwriters the number of Option Shares underlying the Additional Forward Agreement(s) that were not so executed and delivered, and each Underwriter, agrees, severally and not jointly, to purchase from the Company such number of Option Shares at the Option Purchase Price.

Option Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Underwritten Shares.  On the Option Closing Date, each Underwriter agrees, severally and not jointly, to purchase from the Company or the Forward Sellers, as applicable, the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Shares as the number of Underwritten Shares set forth opposite its name in Schedule B hereto bears to the total number of Underwritten Shares.

(b)           If all of the conditions to effectiveness set forth in Section 3 of the Forward Agreements are not satisfied on or prior to the Closing Date, each Forward Seller, individually, in its sole discretion, may choose not to borrow and deliver for sale, the Borrowed Underwritten Shares.  In addition, in the event that, in the commercially reasonable judgment of a Forward Counterparty, its affiliated Forward Seller is unable to borrow and deliver for sale under this Agreement all of the Borrowed Underwritten Shares deliverable by such Forward Seller or if, in such Forward Counterparty’s commercially reasonable judgment, its affiliated Forward Seller would incur a stock loan cost in excess of a rate equal to 200 basis points per annum, then such Forward Seller shall only be required to deliver for sale the aggregate number of shares of Common Stock that such Forward Seller is able to so borrow at or below such cost.

(c)           To the extent that the Company has entered into an Additional Forward Agreement with a Forward Counterparty pursuant to Section 1(a)(A), if (i) the representations and warranties of the Company contained in Section 3A hereto are not true and correct in all material respects as of the Option Closing Date, (ii) the Company has not performed all of the additional obligations required to be performed by it under this Agreement on or prior to the Option Closing Date or (iii) the conditions set forth in Section 5 hereto have not been satisfied on or prior to the Option Closing Date (clauses (i)–(iii), together, the “Option Conditions”), then the affiliated Forward Seller, in its sole discretion, may choose not to borrow and deliver for sale the Borrowed Option Shares underlying such Additional Forward Agreement.  In addition, in the event that, in the commercially reasonable judgment of such Forward Counterparty, its affiliated Forward Seller is unable to borrow and deliver for sale under this Agreement all of the Borrowed Option Shares underlying such Additional Forward Agreement or if, in such Forward Counterparty’s commercially reasonable judgment, its affiliated Forward Seller would incur a stock loan cost in excess of a rate equal to 200 basis points per annum, then such Forward Seller shall only be required to deliver for sale the aggregate number of shares of Common Stock that such Forward Seller is able to so borrow at or below such cost.

(d)           If a Forward Seller (i) does not, pursuant to Section 1(b), borrow and deliver for sale the total number of Borrowed Underwritten Shares set forth opposite its name in Schedule B hereto or, (ii) to the extent that its affiliated Forward Counterparty has entered into an Additional Forward Agreement with the Company pursuant to Section 1(a)(A), does not, pursuant to Section 1(c), borrow and deliver for sale the total number of Borrowed Option Shares underlying such Additional Forward Agreement, the Forward Seller will use its commercially reasonable efforts to notify the Company no later than 5:00 p.m., New York City time, on the first business day prior to the Closing Date or the Option Closing Date, as the case may be.

2.           Delivery and Payment.  The closing of the transactions and delivery of the documents contemplated hereby relating to the Underwritten Shares shall take place at the location, date and time specified in Schedule A.  Payment of the purchase price for the Underwritten Shares shall be made to each Forward Seller (or, with respect to the Direct Shares or in the case of delivery by the Company in accordance with Section 7, to the Company) by wire transfer in federal (same day) funds against delivery of the certificates for the Underwritten Shares for registration in such names as the Underwriters shall direct, at the closing date and time specified on Schedule A (or, if the New York Stock Exchange (the “NYSE”), the American Stock Exchange (the “AMEX”) and commercial banks in The City of New York are not open on such day, the next day on which such exchanges and banks are open), or at such other time not later than three (3) full business days thereafter as you, the Forward Sellers and the Company determine (such date, subject to postponement pursuant to Section 7(a), the “Closing Date”).  Electronic transfer of the Underwritten Shares shall be made to you on the Closing Date at the time of closing in such names and in such denominations as you shall specify.

Payment of the purchase price for the Option Shares shall be made to each Forward Seller (or, in the case of delivery by the Company in accordance with Section 1(a)(B) or Section 7, to the Company) by wire transfer in federal (same day) funds against delivery of the certificates for the Option Shares for registration in such names as the Underwriters shall direct, on the Option Closing Date.  Electronic transfer of the Option Shares shall be made to you on the Option Closing Date at the time of closing in such names and in such denominations as you shall specify. The Company agrees to make certificates for the Company Shares available to you for your review, to the extent practicable, at least one full business day preceding the Closing Date or the Option Closing Date, as the case may be.

It is understood that you, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment to the Forward Sellers or Company, as the case may be, on behalf of any Underwriter or Underwriters, for the Shares to be purchased by such Underwriter or Underwriters.  Any such payment by you shall not relieve any such Underwriter or Underwriters of any of its or their obligations hereunder.

3.           A. Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, each Underwriter, each Forward Counterparty and each Forward Seller that:

(a)           The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-163075), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Shares.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.”  Any preliminary prospectus supplement to the Base Prospectus that describes the Shares and the offering thereof and is used prior to filing of the Prospectus is called, together with the Base Prospectus, a “preliminary prospectus.”  The term “Prospectus” shall mean the final prospectus supplement relating to the Shares (the “Prospectus Supplement”), together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”).  Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the Company’s Form 10-K for the year ended December 31, 2009, as amended through the Execution Time, and any other documents incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus (such Form 10-K, as so amended, and such other documents, collectively, the “Incorporated Documents;” for all purposes of this Agreement, the filing or time of filing of such Form 10-K shall be deemed to refer to the filing or time of filing of Amendment No. 1 to such Form 10-K); any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any Incorporated Documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.  All references in this Agreement to the Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto (“EDGAR”).

(b)           The Registration Statement (i) is an “automatic shelf registration statement” as defined in Rule 405 under the Act and (ii) initially became effective not earlier than three years prior to the Closing Date, and the Company has not received any notice of objection of the

Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act.  The Registration Statement has been prepared by the Company in conformity with the requirements of the Act.  When the Registration Statement initially became effective and at all times subsequent thereto up to and on the Closing Date, (i) the Registration Statement and Prospectus and any post-effective amendments or supplements thereto contained and will contain all statements and information which are required to be stated therein by the Act and in all material respects, conformed and will conform to the requirements thereof; and (ii) neither the Registration Statement nor the Prospectus nor any post-effective amendment or supplement thereto included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing representations and warranties shall not apply to information contained in or omitted from the Registration Statement or Prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter or any Forward Seller through you, specifically for use in the preparation thereof, or to any statements in or omissions from the Statements of Eligibility on Form T-1 or to any information relating to the book-entry system of payments and transfers or the depository therefor set forth in the Registration Statement or the Prospectus, or any such amendment or supplement thereto, under the caption “Book-Entry System” (the “Book Entry Information”) provided by The Depository Trust Company.  A copy of such Registration Statement and any amendments thereto heretofore filed (including all exhibits except those incorporated therein by reference) have heretofore been delivered to you.  The Company will file with the Commission any preliminary prospectus and the Prospectus relating to the Shares pursuant to Rule 424 under the Act.

(c)           The term “Disclosure Package” shall mean (i) the Base Prospectus, including any preliminary prospectus supplement, as amended or supplemented, (ii) the “issuer free writing prospectuses” as defined in Rule 433 of the Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule D hereto, and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.  As of 7:45 p.m. (Eastern time) on the date of this Agreement (the “Applicable Time”), the Disclosure Package did not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties shall not apply to information contained in or omitted from the Prospectus, including any preliminary prospectus supplement, or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter, any Forward Counterparty or any Forward Seller through you, specifically for use in the preparation thereof.

(d)           At the Execution Time (with such date being used as the determination date for purposes of this sentence), the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Act.

(e)           Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Base Prospectus, any preliminary prospectus and the Issuer Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Issuer Free Writing Prospectus except in compliance with Rule 163 or with Rules 164 and 433 under the Act; the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; and the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement.

(f)           The Company has not distributed and will not distribute, prior to the later of the Closing Date or the completion of the Underwriters’ distribution of the Shares, any written offering material in connection with the offering and sale of the Shares other than a preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus which is either included in Schedule D hereto or reviewed and consented to by the Representatives, or the Registration Statement.

(g)           Each Issuer Free Writing Prospectus, as of its respective issue date and at all subsequent times during the Prospectus Delivery Period (as defined herein) or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified.  If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.

(h)           As of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the Registration Statement, the preliminary prospectus and the Prospectus under “Common Stock Dividends and Price Range” and “Description of the Common Stock” (and any similar sections or information, if any, contained in any Issuer Free Writing Prospectus), and, as of the Closing Date and any Option Closing Date, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the Registration Statement, the preliminary prospectus and the Prospectus under “Common Stock Dividends and Price Range” and “Description of the Common Stock” (and any similar sections or information, if any, contained in any Issuer Free Writing Prospectus) (subject, in each case, to the issuance of shares of Common Stock pursuant to the Company's employee or director benefit compensation plans or arrangements or stock purchase savings plan or dividend reinvestment plan or upon exercise of stock options, warrants and convertible securities disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), each preliminary prospectus and the Prospectus and the grant of options under existing stock option plans described in the Registration Statement (excluding the exhibits thereto), each preliminary prospectus and the Prospectus); all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and, other than shares of restricted stock issued to employees that have not vested, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.

(i)           Each of the Company, South Carolina Electric & Gas Company, Public Service Company of North Carolina, Incorporated, and any other “significant subsidiary” within the meaning of Rule 405 of the Act (individually a “Subsidiary” and collectively the “Subsidiaries”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own and operate the properties now or proposed to be owned by it and to conduct its business as now being or proposed to be conducted by it, in each case as described in the Disclosure Package and the Prospectus, and is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such licensing or qualification wherein it owns or leases material properties or conducts material business.

    (j)    All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of the Company, after due inquiry, any other security interests, claims, liens or encumbrances.

    (k)     The Company is not, and after giving effect to the offering of the Shares and the application of the proceeds from the sale of the Direct Shares and the proceeds, if any, upon settlement of the Forward Agreements and any Additional Forward Agreements, or in connection with any sale of any Company Shares pursuant to Section 1(a)(B) or Section 7 hereof, in each case, as described in the Disclosure Package and the Prospectus, will not be, an “investment company” or a company “controlled” by an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended.

    (l)     The Company Shares have been duly authorized by the Company and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights and free of any voting restrictions (and will be free of any restriction, pursuant to the Company’s Restated Articles of Incorporation, as amended, or By-laws or any agreement or other instrument to which the Company is a party, upon the transfer thereof) and no holder of such Company Shares is or will be subject to personal liability solely by reason of being such a holder; upon issuance, the Shares will be admitted and authorized for trading, subject to official notice of issuance, on the NYSE.

    (m)   The shares of Common Stock to be purchased by each Forward Counterparty pursuant to each Forward Agreement, whether pursuant to Physical Settlement or Net Share Settlement (each as defined in the Forward Agreements) or as a result of an Acceleration Event (as defined in the Forward Agreements), have been duly authorized and reserved for issuance by the Company, and when issued and delivered by the Company to the Forward Counterparties pursuant to the Forward Agreements against payment therefor as provided therein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights and free of any voting restrictions (and will be free of any restriction, pursuant to the Company’s Restated Articles of Incorporation, as amended, or By-laws or any agreement or other instrument to which the Company is a party, upon the transfer thereof) and no holder of such shares is or will be subject to personal liability solely by reason of being such a holder; upon issuance, such shares will be admitted and authorized for trading, subject to official notice of issuance, on the NYSE.

    (n)   This Agreement has been duly authorized, executed and delivered by the Company.

    (o)   Each Forward Agreement has been, and each Additional Forward Agreement (if any) will be, duly authorized, executed and delivered by the Company and constitutes or will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

    (p)    The capital stock of the Company, including the Company Shares, conforms in all material respects to each description thereof contained in the Registration Statement, the preliminary prospectuses, the Prospectus and the Issuer Free-Writing Prospectuses, if any; and the certificates for the Company Shares are in due and proper form.

    (q)   Except as set forth in the Disclosure Package and the Prospectus, since the respective most recent dates as of which information is given in the Disclosure Package and the Prospectus (exclusive of any amendments or supplements after the date hereof), the Company has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company, and there has not been any material change in the capital stock or long-term debt of the Company, or any material adverse change, or any development that the Company has reasonable cause to believe will involve a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, net worth or results of operations of the Company, from that set forth in the Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) (a “Material Adverse Effect”).

    (r)   The Incorporated Documents, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act at that time, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated  therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    (s)     The consolidated financial statements of the Company incorporated by reference in the Disclosure Package and the Prospectus fairly present the financial condition of the Company as of the dates indicated and the results of operations, cash flows and changes in common equity and comprehensive income for the periods therein specified; and said financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), applied on a consistent basis (except as otherwise noted in such financial statements) throughout the periods involved.  Deloitte & Touche LLP, who have audited certain of such financial statements, as set forth in their report with respect to certain of such financial statements, are independent registered public accountants with respect to the Company as required by the Act and the rules and regulations of the Commission thereunder.

    (t)     Neither the Company nor any of its Subsidiaries is (i) in violation of its articles of incorporation, by-laws or other constitutive documents, (ii) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which it is a party or by which it is bound or to which its assets or properties is subject (collectively, “Agreements and Instruments”) or (iii) in violation of any order or decree of any domestic or foreign court with jurisdiction over it or any of its assets or properties or other governmental or regulatory authority, agency or other body, except, in the case of clauses (ii) and (iii) herein, for such defaults or violations as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default by the Company or the Subsidiaries under any such document or instrument or result in the imposition of any penalty or the acceleration of any indebtedness other than penalties, defaults or conditions that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

    (u)    The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, note or other  agreement or instrument to which the Company is a party or by which it is bound or to which any of the property of the Company is subject, the Company’s Restated Articles of Incorporation, as amended, or By-laws, or any statute, law, rule, regulation, order or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties; no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Company Shares, if any, by the Company hereunder, except as set forth in (w) below and except such as may be required under the Act or state securities laws, all of which (except as may be required under state securities laws) have been obtained or will be obtained prior to the Closing Date or, if applicable, the Option Closing Date and are or will be in full force and effect, and the Company has full power and authority to authorize, issue and sell the Company Shares on the terms and conditions herein set forth.

    (v)     The performance of the Forward Agreements and any Additional Forward Agreements and the consummation of the transactions therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, note or other  agreement or instrument to which the Company is a party or by which it is bound or to which any of the property of the Company is subject, the Company’s Restated Articles of Incorporation, as amended, or By-laws, or any statute, law, rule, regulation, order or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties; no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by the Forward Agreements and any Additional Forward Agreements in connection with the issuance or sale of any shares of Common Stock by the Company thereunder, except as set forth in (w) below and except such as may be required under the Act or state securities laws, all of which (except as may be required under state securities laws) have been obtained or will be obtained prior to the Closing Date or, if applicable, the Option Closing Date and are or will be in full force and effect, and the Company has full power and authority to authorize, issue and sell the shares of Common Stock on the terms and conditions set forth in the Forward Agreements and any Additional Forward Agreements.

    (w)    No approval, authorization, consent or order of or filing, registration or qualification with, any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or the Subsidiaries, or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Shares or the issuance, sale and delivery of any shares of Common Stock under the Forward Agreements or any Additional Forward Agreements, or the consummation by the Company of the transactions as contemplated by this Agreement, the Forward Agreements or any Additional Forward Agreements, other than (i) as have been obtained from NYSE, (ii) as may be required to file the Prospectus Supplement pursuant to Rule 424(b) and to file a Form 8-K relating to this Agreement and updating certain information relating to Item 14 – “Other Expenses of Issuance and Distribution” in the Registration Statement, (iii) as may be required under state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or (iv) as may be required by the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

    (x)    Except as described in the Registration Statement (excluding the exhibits thereto), each preliminary prospectus and the Prospectus or as contemplated hereby, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company and (iii) no person has the right to act as an underwriter or initial purchaser or as a financial advisor to the Company in connection with the offer and sale of the Shares; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby.

    (y)     Except as described in the Registration Statement (excluding the exhibits thereto), each preliminary prospectus and the Prospectus, each of the Company and the Subsidiaries owns, possesses or has obtained all material licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all material declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies) and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except in each case where the failure to obtain licenses, permits, certificates, consents, orders, approvals and other authorizations, or to make all declarations and filings, could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and except as described in the Registration Statement (excluding the exhibits thereto), each preliminary prospectus and the Prospectus, neither the Company nor any of its Subsidiaries has received any notice of any proceeding relating to revocation or limitation or suspension of any such license, permit, certificate, consent, order, approval or other authorization, except in each case, for ordinary course renewals, and where such revocation or limitation or suspension could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.  All such licenses, permits, certificates, consents, orders, approvals and other authorizations are valid and in full force and effect and the Company and the Subsidiaries are in compliance in all material respects with the terms and condition of all such licenses, permits, certificates, consents, orders, approvals and other authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with such licenses, permits, certificates, consents, orders, approvals or other authorizations, except for any invalidity, failure to be in full force and effect or noncompliance with any licenses, permits, certificates, consents, orders, approvals or other authorizations that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

    (z)    The other financial and statistical data contained or incorporated by reference in the Registration Statement, the preliminary prospectuses, the Prospectus and the Permitted Free Writing Prospectuses (as defined in Section 4(d)), if any, are accurately and fairly presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Company, except as otherwise stated therein; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus that are not included or incorporated by reference as required; the Company and its Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), each preliminary prospectus and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the preliminary prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

    (aa)     Neither the Company nor any of its subsidiaries has sustained, since the date of the latest financial statements of the Company included or incorporated by reference in the Registration Statement, the preliminary prospectuses and the Prospectus any material loss or interference with its business that is material to the business of the Company and its subsidiaries taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement (excluding the exhibits thereto), each preliminary prospectus and the Prospectus (in each case, excluding any amendment or supplement thereto made after the date of this Agreement), and, subsequent to the respective dates as of which information is given in the Registration Statement, the preliminary prospectuses, the Prospectus and the Permitted Free-Writing Prospectuses, if any, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been any material change in the capital stock or any material increase in the consolidated short-term or long-term debt of the Company.

    (bb)     The Company and each of its Subsidiaries have title to all property (real and personal) described in the Registration Statement, the preliminary prospectuses, the Prospectus and the Permitted Free-Writing Prospectuses, if any, as being owned by any of them, and title to a leasehold estate in the real and personal property described therein as being leased by it, free and clear of all liens, charges or encumbrances, except, in each case, (i) as described in the Registration Statement (excluding the exhibits thereto), each preliminary prospectus and the Prospectus, or (ii) to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions could not reasonably be expected to have a Material Adverse Effect.

    (cc)    Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) no labor dispute by the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company or any of its Subsidiaries, is imminent and (ii) to their knowledge, neither the Company nor the Subsidiaries are aware of any existing or imminent labor disturbances by the employees of any of their principal suppliers.

    (dd)     In the ordinary course of their business, the Company and each of the Subsidiaries periodically review the effect of applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) on the business, operations and properties of the Company and its subsidiaries, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company and the Subsidiaries have reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect, except as described in the Registration Statement (excluding the exhibits thereto), each preliminary prospectus and the Prospectus.

    (ee)    Except as described in the Registration Statement (excluding the exhibits thereto), each preliminary prospectus and the Prospectus, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by, to the knowledge of the Company, the Company or any of its Subsidiaries, or any other entity (including any predecessor) for whose acts or omissions, the Company or any of its Subsidiaries is or could reasonably be expected to be liable, upon any of the property now or previously owned or leased by the Company or any of its Subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not reasonably be expected to have, individually or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and except as described in the Registration Statement (excluding the exhibits thereto), each preliminary prospectus and the Prospectus, there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its Subsidiaries has knowledge, except for any such disposal, discharge, emission or other release of any kind which would not reasonably be expected to have, individually or in the aggregate with all such discharges and other releases, a Material Adverse Effect; and, except as described in the Registration Statement (excluding the exhibits thereto), each preliminary prospectus and the Prospectus, to the knowledge of the Company, there are no reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any of the Company’s Subsidiaries under, or to interfere with or prevent compliance by the Company or any of the Company’s Subsidiaries with, Environmental Laws, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    (ff)     All statistical, market-related or forward-looking data included or incorporated by reference in the Registration Statement, the preliminary prospectuses, the Prospectus and the Permitted Free-Writing Prospectuses, if any, are based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects and represent its good faith estimate that is made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

    (gg)     Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any of its Subsidiaries has made any payment of funds of the Company or any of its Subsidiaries or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977 (the “FCPA”)), which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, any preliminary prospectus or the Prospectus.

    (hh)    The Company has not received any notice from the NYSE regarding the delisting of the Common Stock from the NYSE.

    (ii)    Except pursuant to this Agreement and as set forth in the Registration Statement, neither the Company nor any of its Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement.

    (jj)    Neither the Company nor any of the Subsidiaries has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

    (kk)    Except as set forth in the Disclosure Package and the Prospectus, there is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding, to which the Company is a party, before or by any court or governmental agency or body, which might result in a Material Adverse Effect.  There are no contracts or documents of the Company that are required to be filed as exhibits to the Registration Statement by the Act or by the rules and regulations of the Commission thereunder that have not been so filed.

    (ll)     The Company maintains systems of internal accounting controls sufficient to provide reasonable assurance that transactions are executed in accordance with management’s general or specific authorizations, transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability, access to assets is permitted only in accordance with management’s general or specific authorizations, and the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

    (mm)    Except as set forth in the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

    (nn)     The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

    (oo)     To the best of its knowledge, the Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) that are effective and the rules and regulations of the Commission that have been adopted and are effective thereunder.

    (pp)     Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets

Control of the U.S. Treasury Department (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares contemplated by this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

B. Representations and Warranties of the Forward Seller.  Each of the Forward Sellers, for itself and on behalf of its affiliated Forward Counterparty, severally represents and warrants to, and agrees with, each Underwriter and the Company that:

       (a)    This Agreement has been duly authorized, executed and delivered by such Forward Seller and, at the Closing Date and at the Option Closing Date, such Forward Seller will have full right, power and authority to sell, transfer and deliver the Borrowed Underwritten Shares and the Borrowed Option Shares, as the case may be.

       (b)     Each of the applicable Forward Agreement and the related Additional Forward Agreement (if any) has been duly authorized, executed and delivered by the Forward Counterparty for which such Forward Seller is an agent and constitutes a valid and binding agreement of such Forward Counterparty, enforceable against such Forward Counterparty in accordance with its terms, except to the extent that enforceability thereof may be limited by the Enforceability Exceptions.  Such Forward Seller will, at the Closing Date and the Option Closing Date, have the free and unqualified right to transfer the Borrowed Shares to be sold by such Forward Seller hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Shares and payment of the purchase price therefor as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer the Borrowed Shares purchased by it from such Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

(c)           Such Forward Seller is acting as agent for its affiliated Forward Counterparty in connection with the transactions contemplated hereby.

4.           Covenants.  The Company covenants and agrees with each Underwriter, each Forward Counterparty and each Forward Seller that:

(a)           During the period beginning at the Applicable Time and ending on the later of the Closing Date, the Option Closing Date, if applicable, or such date the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including circumstances where such requirement may be satisfied pursuant to Rule 172 of the Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement; the Company shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object (except for any amendment or supplement through incorporation by reference of any report filed under the Exchange Act); the Company will notify you promptly of any request by the Commission for the amending or supplementing of the Registration Statement, the Disclosure Package or the Prospectus or for additional information.

(b)           During the Prospectus Delivery Period, the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to the Exchange Act and comply as far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the rules and regulations of the Commission thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof and in the Disclosure Package and the Prospectus.

(c)           If, during the Prospectus Delivery Period, any event or development shall occur or condition shall exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of the Representatives it is otherwise necessary or advisable in connection with the distribution of the Shares by the Underwriters to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Sections 4(a) and 4(e) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement declared effective) and furnish at its own expense to the Underwriters, the Forward Counterparties, the Forward Sellers, and dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.  The Company will notify you of the time when any post-effective amendment to the Registration Statement has become effective or any supplement to the Disclosure Package or the Prospectus has been filed.

(d)           The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect to the Issuer Free Writing Prospectuses included in Schedule D hereto.  Any such free writing prospectus consented to by the Representatives and the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(e)           The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any proceeding for that purpose having been instituted or threatened by the Commission; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(f)           If the Prospectus Delivery Period is ongoing immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Representatives.  If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(g)           If at any time during the Prospectus Delivery Period the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Underwriters, the Forward Counterparties and the Forward Sellers, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Underwriters, the Forward Counterparties and the Forward Sellers of such effectiveness.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(h)           If, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Shares may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules).

(i)           The Company shall furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may reasonably designate and to maintain such qualifications in effect so long as you may reasonably request for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction or to subject the Company to taxation in excess of a normal amount (in the context of the offering, issuance and sale of the Shares and the consummation of the transactions contemplated hereby) under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(j)           The Company has furnished or will furnish to the Underwriters, the Forward Counterparties and the Forward Sellers, as soon as available, copies of the Registration Statement (three of which will be signed and will include all exhibits except those incorporated by reference), the Prospectus (including all documents incorporated by reference therein but excluding exhibits to such documents), any preliminary prospectus, any Issuer Free Writing Prospectuses and all amendments and supplements to such documents, including any prospectus prepared to permit compliance with Section 10(a)(3) of the Act, all in such quantities as you may from time to time reasonably request.

(k)           The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement which shall satisfy the provisions of Section 11(a) of the Act.

(l)           The Company will pay the fees applicable to the Registration Statement in connection with the offering of the Shares within the time required by Rule 456(b)(1)(i) under the Act (without reliance on the proviso to Rule 456(b)(1)(i) under the Act) and in compliance with Rule 456(b) and Rule 457(r) under the Act.

(m)           The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective or is terminated under the provisions of Section 10 hereof, will pay, or reimburse if paid by the Representatives, all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, any preliminary prospectus, any Issuer Free Writing Prospectus and all amendments and supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters, the Forward Counterparties, the Forward Sellers and dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares, and all other costs related to the preparation, issuance, execution, authentication and delivery of any Shares, (iii) the producing, word processing and/or printing of this Agreement, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws as described in Section 4(i) above and the determination of their eligibility for investment under state or foreign law (including the filing fees and the reasonable legal fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of any Shares on any securities exchange and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of any Shares by FINRA, including the filing fees and the reasonable legal fees and other disbursements of counsel to the Underwriters, Forward Counterparties and/or

Forward Sellers, relating to FINRA matters, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, travel, lodging and other expenses incurred by the officers of the Company and the cost of any aircraft chartered in connection with the road show, (ix) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Shares and (x) the performance of the Company’s other obligations hereunder.  Except as set forth in clauses (iv) and (vi) of this Section 4(m) and Sections 6 and 10 of this Agreement, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and any tombstone advertising expenses.

(n)           The Company will apply the net proceeds from the sale of any Company Shares to be sold by it hereunder for the purposes set forth under “Use of Proceeds” in each of the Disclosure Package and the Prospectus.

(o)           Beginning on the date hereof and ending on, and including, the date that is 30 days after the date of the Prospectus Supplement (the “Lock-Up Period”), the Company will not, and will not permit any of the persons identified in Exhibit A-1 hereto (the “Named Executive Officers”) to, without the prior written consent of the Representatives, issue, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any of the Named Executive Officers), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock, or publicly announce the intention which has not previously been disclosed publicly to effect any such transaction, provided, however, that the Company and its Subsidiaries may offer, issue and sell Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock (i) pursuant to the Company’s registration of the offer and sale of the Shares in accordance herewith or the sale, delivery or issuance of any Common Stock by the Company pursuant to the Forward Agreements, (ii) pursuant to any employee or director benefit plan or compensation arrangements or stock purchase savings plan or dividend reinvestment plan described in the Registration Statement (excluding the exhibits thereto), any preliminary prospectus or the Prospectus, or (iii) pursuant to an agreement which provides for the issuance of Common Stock or securities exchangeable for, exercisable for or convertible into shares of Common Stock in an amount not to exceed 5% of the Common Stock outstanding on the date of this Agreement in connection with the acquisition of, or joint venture with, another company; provided that the recipients of securities referred to in clause (iii) sign and deliver a lock-up letter addressed to the Representatives agreeing to be bound by the terms of this section during the Lock-Up Period.

(p)           Prior to the Closing Date or any Option Closing Date, as the case may be, to provide the Underwriters, the Forward Counterparties and the Forward Sellers, reasonable advance notice of and opportunity to comment on any press release or other communication or press conferences with respect to the Company or any its subsidiaries, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any of its subsidiaries, or the offering of the Shares.

(q)           The Company agrees not to, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus.

(r)           The Company agrees not to, and to cause its subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(s)           The Company agrees to use its best efforts to cause any Company Shares to be listed on the NYSE.

(t)           The Company agrees to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Shares.

4A.           Covenants of the Underwriters.  Each Underwriter, severally and not jointly, represents that it has not made, and covenants and agrees that, unless it obtains the prior written consent of the Company, it will not make, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act; provided that the prior written consent of the Company shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule D hereto.

5.           Conditions to the Obligations of the Underwriters, the Forward Counterparties and the Forward Sellers.  The obligations of the several Underwriters to purchase and pay for the Underwritten Shares and the Option Shares, as the case may be, and the obligations of the Forward Sellers to deliver and sell the Borrowed Underwritten Shares and the Borrowed Option Shares, as the case may be, to the Underwriters, as provided herein, shall be subject to the accuracy, as of the date hereof, the Applicable Time (as if made at the Applicable Time), the Closing Date (as if made on the Closing Date) and, if applicable, the Option Closing Date (as if made on the Option Closing Date), of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

(a)           The Company shall have filed any preliminary prospectus and the Prospectus with the Commission (including the information required by Rule 430B under the Act) in the manner and within the time period required by Rule 424(b) under the Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by Rule 430B, and such post-effective amendment shall have become effective.

     (b)     Any material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under Rule 433.

(c)           The Registration Statement is an automatic shelf registration statement that has become effective under the Act within the last three years.  No stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

      (d)    No Underwriter, Forward Counterparty or Forward Seller shall have advised the Company that the Registration Statement, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which in your opinion is material or omits to state a fact which in your opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

  (e)         Except as contemplated in the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), there shall not have been any change in the capital stock or long-term debt of the Company or any adverse change, or any development involving a prospective adverse change, in the condition, financial or otherwise, or in the business, net worth or results of operations of the Company from that set forth in the Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment makes it impractical or inadvisable to offer or deliver the Shares in the manner contemplated in the Disclosure Package and the Prospectus.

  (f)        You shall have received signed Lock-Up Agreements, in the form set forth as Exhibit A hereto, of each of the Named Executive Officers, and each such Lock-Up Agreement shall be in full force and effect at the Closing Date and the Option Closing Date, as the case may be.

    (g)   You, the Forward Counterparties and the Forward Sellers shall have received the opinion of McNair Law Firm, P.A., counsel for the Company, dated the Closing Date and, if applicable, the Option Closing Date, to the effect that:

(i)    Each of the Company and the Subsidiaries is validly existing as a corporation under the laws of the State of South Carolina and has the corporate power to own and operate its properties now owned and proposed to be owned by it and conduct its business as now conducted and as proposed to be conducted, in each case as described in the Registration Statement, the Disclosure Package and the Prospectus, and with respect to the Company, to execute, deliver and perform its obligations under this Agreement, the Forward Agreements and, if applicable, the Additional Forward Agreements, and to consummate the transactions contemplated thereby, including, without limitation, to issue, sell and deliver any Company Shares as contemplated by this Agreement, the Forward Agreements and, if applicable, the Additional Forward Agreements.

(ii)     Any Company Shares have been duly authorized and validly issued and, upon payment and delivery in accordance with this Agreement, such Company Shares will be fully paid and non-assessable, and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; upon issuance, such Company Shares will be duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the NYSE.

(iii)     The shares of Common Stock to be purchased by each Forward Counterparty pursuant to each Forward Agreement and any Additional Forward Agreement, have been duly authorized and reserved for issuance by the Company, and when issued and delivered by the Company to the related Forward Counterparty pursuant to the related

Forward Agreement (or related Additional Forward Agreement, if any) against payment therefor as provided therein, will be fully paid and non-assessable, and not issued in violation of any preemptive right, resale right, right of first refusal or similar right; upon issuance, such shares will be duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the NYSE.

(iv)     This Agreement, the Forward Agreements and, if applicable, any Additional Forward Agreements, have been duly authorized, executed and delivered by the Company.

        (v)           The Company has filed with the Commission a prospectus supplement relating to the Shares pursuant to and within the time period prescribed by the applicable provisions of Rule 424 under the Act.  The Company has filed with the Commission any other material used by or provided to the Company that is required to be filed by the Company pursuant to Rule 433(d) under the Act, within the applicable time periods prescribed for such filings under Rule 433.  The Registration Statement is an automatic shelf registration statement that has become effective under the Act within the last three years, and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment of the Registration Statement is in effect and no proceedings for that purpose have been instituted or, to such counsel’s knowledge, are pending or contemplated under the Act.  The Registration Statement, as of the Execution Date, the Registration Statement as amended or supplemented by any amendment or further supplement thereto made thereafter by the Company prior to the Closing Date or, if applicable, the Option Closing Date, and the Prospectus, as of its date and the Closing Date or, if applicable, the Option Closing Date, appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission under such Act (except that such counsel need not express any opinion as to financial statements and schedules, financial and statistical data derived therefrom and other financial information contained or incorporated by reference in the Registration Statement, the Prospectus or any amendments or supplements thereto or as to the Statements of Eligibility on Form T-1 and, with respect to the Book-Entry Information such counsel may state that its opinion is based solely on information made available by The Depository Trust Company for the purpose of inclusion in the Prospectus).

      (vi)           The statements made in each of the Disclosure Package and the Prospectus under the caption “Description of the Common Stock” insofar as they purport to constitute summaries of the terms of the Common Stock, constitute accurate summaries of the terms of such Common Stock in all material respects.

       (vii)           The Company is not, and after giving effect to the offering of the Shares and the application of the proceeds in connection with the sale of the Direct Shares and any sale of any Company Shares pursuant to Section 1(a)(B) or Section 7 hereof, in each case, as described in the Disclosure Package and the Prospectus, will not be, an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

      (viii)           No consent, approval, authorizations or other order of, or registration or filing with, any governmental or regulatory authority or agency or, to counsel’s knowledge, any court, is required for the Company’s execution, delivery and performance of this Agreement, the Forward Agreements or, if applicable, any Additional Forward Agreements, or the issuance, sale and delivery of the Shares (or any shares of Common Stock under the

Forward Agreements or, if applicable, any Additional Forward Agreement) or the consummation by the Company of the other transactions contemplated by this Agreement, the Forward Agreements or, if applicable, any Additional Forward Agreements, except (i) as have been obtained from NYSE, (ii) as may be required under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters; or (iii)  as may be required by the rules and regulations of FINRA.

        (ix)           Neither the execution and delivery of this Agreement, the Forward Agreements or, if applicable, any Additional Forward Agreements, the issue and sale of any Shares (or the offering of any shares of Common Stock under the Forward Agreements or, if applicable, any Additional Forward Agreements), nor the consummation of any other of the transactions contemplated by this Agreement, the Forward Agreements or, if applicable, any Additional Forward Agreements, violate (a) any law, rule or regulation applicable to the Company (other than with respect to state securities laws or blue sky laws of any jurisdiction),  (b) the provisions of the Restated Articles of Incorporation, as amended, or By-laws of the Company, or (c) any agreement or instrument filed or referenced in Exhibits 4.02, 4.03, 4.04, 4.05 and 10.11 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

       (x)             The statements made in each of the Disclosure Package and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders of Common Stock” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute fair and accurate summaries of the U.S. federal tax consequences of the purchase, ownership and disposition of the Shares by non-U.S. holders, subject to the limitations and assumptions set forth therein.

In rendering such opinion, but without opining in connection therewith, such counsel shall also state that, based upon such counsel’s participation in conferences with representatives of the Company and the Company’s accountants and participation in certain prior financings of the Company, no facts have come to such counsel’s attention that would cause such counsel to believe that (i) any of the Incorporated Documents, when they were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; (ii) either the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective and as of the Execution Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (iii) the Prospectus, as of its date or at the Closing Date or, if applicable, the Option Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iv) the Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except, in each case, that such counsel need not express any belief as to financial statements and schedules, financial and statistical data derived therefrom and other financial information contained or incorporated by reference in the Incorporated Documents, the Registration Statement, the Prospectus, the

Disclosure Package or any amendments or supplements thereto or as to the Statements of Eligibility on Form T-1 filed as an exhibit to the Registration Statement, and, with respect to the Book-Entry Information such counsel may state that its opinion is based solely on information made available by The Depository Trust Company for the purpose of inclusion in the Prospectus and further that any statement contained in an Incorporated Document will be deemed not to be contained in the Registration Statement, any preliminary prospectus or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement, preliminary prospectus or Prospectus prior to the date of this Agreement).

     (h)    You, the Forward Counterparties and the Forward Sellers shall have received the opinion of the Company’s General Counsel or one of its Associate General Counsels designated by its General Counsel, dated the Closing Date and, if applicable, the Option Closing Date, covering the matters set forth in clauses (i) through (vi) below, in each case subject to such exceptions specified in such opinion with respect to the matters referred to in clause (ii) of this paragraph (h) as such counsel may deem appropriate, which exceptions in the opinion of the counsel rendering such opinion do not materially interfere with the maintenance and operation by the Company of the properties now owned by it or with the conduct by the Company of the business now carried on by it.

(i)    Each of the Company and the Subsidiaries (A) has been duly incorporated and is validly existing as a corporation under the laws of the State of South Carolina, the jurisdiction in which each is chartered and organized, with the corporate power to own and operate its properties now owned and proposed to be owned by it and conduct its business as now conducted and as proposed to be conducted, in each case as described in the Registration Statement, the Disclosure Package and the Prospectus, and (B) is duly qualified or authorized to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification or authorization, except where the failure to be so qualified or authorized and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii)   Except as otherwise set forth in the Registration Statement, the Disclosure Package and the Prospectus, the Company has such licenses, permits, consents, approvals, authorizations and/or orders of governmental bodies, political subdivisions or regulatory authorities, as are necessary for the acquisition, construction, ownership, maintenance and operation of the properties now owned by it and the conduct of the business now conducted by it as described in the Registration Statement, the Disclosure Package and the Prospectus.

(iii)   The descriptions in the Registration Statement, the Disclosure Package and the Prospectus of statutes, regulations, legal and governmental proceedings, contracts and other documents are, to such counsel’s knowledge, accurate and fairly present the information required to be shown therein, and such counsel does not know of any legal proceedings pending or threatened in writing to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or its Subsidiaries is subject that are required to be described in the Registration Statement, the

Disclosure Package or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

(iv)   The Company has filed with the Commission a prospectus supplement relating to the Shares pursuant to and within the time period prescribed by the applicable provisions of Rule 424 under the Act.  The Company has filed with the Commission any other material used by or provided to the Company that is required to be filed by the Company pursuant to Rule 433(d) under the Act, within the applicable time periods prescribed for such filings under Rule 433.  The Registration Statement is an automatic shelf registration statement that has become effective under the Act within the last three years, and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment of the Registration Statement is in effect and no proceedings for that purpose have been instituted or, to such counsel’s knowledge, are pending or contemplated under the Act.  The Registration Statement, as of the Execution Date, the Registration Statement as amended or supplemented by any amendment or further supplement thereto made thereafter by the Company prior to the Closing Date or, if applicable, the Option Closing Date, and the Prospectus, as of its date and the Closing Date or, if applicable, the Option Closing Date, appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission under such Act (except that such counsel need not express any opinion as to financial statements and schedules, financial and statistical data derived therefrom and other financial information contained or incorporated by reference in the Registration Statement, the Prospectus or any amendments or supplements thereto or as to the Statements of Eligibility on Form T-1 and, with respect to the Book-Entry Information such counsel may state that its opinion is based solely on information made available by The Depository Trust Company for the purpose of inclusion in the Prospectus).

 (v)   The consummation of the transactions contemplated in this Agreement, in the Forward Agreements and, if applicable, any Additional Forward Agreements, does not (a) violate any applicable law or regulation, (b) result in a breach or default under any indenture, mortgage, deed of trust, note or other agreement or instrument known to such counsel to which the Company is a party or by which it is bound or to which any of the property of the Company is subject, (c) conflict with the Restated Articles of Incorporation, as amended, or By-laws of the Company or, (d) to such counsel’s knowledge, violate any order, judgment or decree applicable to the Company of any court or of any federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or its property.

(vi)           The Incorporated Documents (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act.

In rendering such opinion, but without opining in connection therewith, such counsel shall also state that, based upon such counsel’s participation in conferences with representatives of the Company and the Company’s accountants and participation in certain prior financings of the Company, no facts have come to such counsel’s attention that would cause such counsel to believe that (i) any of the Incorporated Documents, when they were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; (ii) either the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective and as of the Execution Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (iii) the Prospectus, as of its date or at the Closing Date  or, if applicable, the Option Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iv) the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except, in each case, that such counsel need not express any belief as to financial statements and schedules, financial and statistical data derived therefrom and other financial information contained or incorporated by reference in the Incorporated Documents, the Registration Statement, the Prospectus, the Disclosure Package or any amendments or supplements thereto or as to the Statements of Eligibility on Form T-1 filed as an exhibit to the Registration Statement, and, with respect to the Book-Entry Information, such counsel may state that its opinion is based solely on information made available by The Depository Trust Company for the purpose of inclusion in the Prospectus and further that any statement contained in an Incorporated Document will be deemed not to be contained in the Registration Statement, any preliminary prospectus or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement, preliminary prospectus or Prospectus prior to the date of this Agreement).

    (i)    You, the Forward Counterparties and the Forward Sellers shall have received from Troutman Sanders LLP, counsel for the several Underwriters, such opinion or opinions, dated the Closing Date and, if applicable, the Option Closing Date with respect to the incorporation of the Company, the validity of any Company Shares, the Registration Statement, the Disclosure Package, the Prospectus and other related matters as you, the Forward Counterparties and the Forward Sellers may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.  In rendering their opinion, such counsel may rely upon the opinion referred to in Section 5(h) above as to all matters governed by South Carolina law.

    (j)    On or prior to the date hereof, you shall have received a letter from Deloitte & Touche LLP, dated the date of the execution and delivery of this Agreement, and specifying procedures completed not more than three business days prior to the date of the execution and delivery of this Agreement, addressed to you and in form and substance satisfactory to you, (1) confirming that they are independent accountants with respect to the Company as required by the Act and the rules and regulations of the Commission thereunder and (2) with respect to the accounting, financing, or statistical information (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) contained in the Registration Statement or incorporated by reference therein, and containing statements and information of the type ordinarily included in accountants’ SAS 72, as amended by SAS 86, “Comfort Letters” to underwriters, with respect to the financial statements and certain financial information contained in or incorporated by reference into the Disclosure Package and the Prospectus, including any pro forma financial information.  At the Closing Date and, if applicable, the Option Closing Date, you shall have received a letter from Deloitte & Touche LLP, dated the date of its delivery, which shall reaffirm and, if necessary, update, on the basis of a review in accordance with the procedures set forth in the letter from Deloitte & Touche LLP, during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three business days prior to the Closing Date or, if applicable, the Option Closing Date.

    (k)    On the Closing Date and, if applicable, the Option Closing Date, you, the Forward Counterparties and the Forward Sellers shall have received from the Company a certificate, signed by its Chairman, President or a Vice President and by its Treasurer, principal financial officer or principal accounting officer, dated the Closing Date or, if applicable, the Option Closing Date, to the effect that, to the best of their knowledge based on reasonable investigation:

(i)    the representations and warranties of the Company in this Agreement are true and correct in all material respects, as if made on and as of the Closing Date or, if applicable, the Option Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to the Closing Date or, if applicable, the Option Closing Date;

(ii)   no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for that purpose shall have been instituted or threatened by the Commission;

(iii)   since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto dated after the Execution Time), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its Subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus; and

(iv)   the Registration Statement and the Prospectus, and any amendments or supplements thereto, contain all statements and information required to be included therein; the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective and at the Execution Time, did not contain an untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; the Prospectus, as of its date and at the Closing Date or, if applicable, the Option Closing Date did not and does not contain an untrue statement of a material fact and did not and does not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that in each case, no representation is made as to any Statement of Eligibility on Form T-1 filed as an exhibit to the Registration Statement, the Book-Entry Information, or information contained in or omitted from the Registration Statement or Prospectus or any amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter or any Forward Seller through you, specifically for use in the preparation thereof); and, since the date hereof there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth and there has been no document required to be filed under the Exchange Act and which upon such filing would be deemed to be incorporated by reference in the Disclosure Package and the Prospectus, which has not been so filed.

(l)           The Company shall have furnished to you, the Forward Counterparties and the Forward Sellers such further certificates and documents as you, the Forward Counterparties and the Forward Sellers shall have reasonably requested.

(m)           There shall not have occurred after the date hereof any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that indicates a negative change or does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Act.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you.  The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.  In giving the opinions contemplated by paragraphs (g), (h) and (i) of this Section 5, counsel need not express any opinion either as to matters of Georgia law or property located in Georgia and may rely upon certificates of state officials as to the Company’s and the Subsidiaries’ existence and upon certificates of officers of the Company as to matters of fact relevant to such opinions and may assume that the signatures on all documents examined by them are genuine.

6.           Indemnification and Contribution.

(a)           Indemnification by the Company.  The Company will indemnify and hold harmless each Underwriter, each Forward Counterparty and each Forward Seller, and each of their respective directors, officers, agents, affiliates and each person, if any, who controls such Underwriter, such Forward Counterparty or such Forward Seller within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, such Forward Counterparty or such Forward Seller, director, officer, agent, affiliate or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter, director, officer, agent, affiliate or controlling person for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus or the Prospectus or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by any Underwriter, any Forward Counterparty or any Forward Seller through you, specifically for use in the preparation thereof.  The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the

Company may otherwise have.  The Company agrees and confirms that references to “affiliates” of Morgan Stanley that appear in this Agreement shall be understood to include Mitsubishi UFJ Morgan Stanley Securities Co., Ltd.

    (b)   Indemnification by the Underwriters.  Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each Forward Counterparty and each Forward Seller, each of their respective directors, officers, agents, affiliates and each person, if any, who controls the Company, each Forward Counterparty and each Forward Seller, within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company, such Forward Counterparty, such Forward Seller, director, officer, agent, affiliate or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,  in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus or the Prospectus or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by any Underwriter, any Forward Counterparty or any Forward Seller, specifically for use in the preparation thereof; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.  The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

    (c)   Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties.  It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties.  All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred.  An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).  No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

    (d)   If the indemnification provided for in this Section 6 is unavailable under subsection (a) or (b) above to a party that would have been an indemnified party under subsection (a) or (b) above (“Indemnified Party”) in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder (“Indemnifying Party”) shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required under subsection (c) above, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company (which benefits shall include the proceeds to be received by the Company pursuant to the Forward Agreements assuming full Physical Settlement thereof), the Forward Sellers and the Underwriters, in connection with the offering of the Shares, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company (which benefits shall include the proceeds to be received by the Company pursuant to the Forward Agreements assuming full Physical Settlement thereof), the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus which is filed pursuant to Rule 424 under the Act referred to in Section 3A(a) hereof, any hedging profits received by each Forward Counterparty and the Spread (as defined in the Forward Agreements) deducted from the Forward Price (as defined in the Forward Agreements) under the relevant Forward Agreement, net of any costs associated therewith, as reasonably determined by the relevant Forward Counterparty, bear to the aggregate offering price of the Shares.  The relative fault of the Company, any Forward Seller or the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or alleged omission to state a material fact relates to information supplied by the Company, by the Underwriters, or any Forward Sellers, and the

parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Underwriters and the Forward Sellers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters and Forward Sellers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim (which shall be limited as provided in subsection (c) above if the Indemnifying Party has assumed the defense of any such action in accordance with the provisions thereof).  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by it and no Forward Seller shall be required to contribute any amount in excess of any hedging profits received by each Forward Counterparty and the Spread deducted from the Forward Price under the relevant Forward Agreement, net of any costs associated therewith, as reasonably determined by the relevant Forward Counterparty.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ and the Forward Sellers’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

    (e)   The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each director, officer, agent and affiliate of an Underwriter, a Forward Counterparty or a Forward Seller and to each person, if any, who controls any Underwriter, Forward Counterparty or Forward Seller within the meaning of the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director, officer, agent or affiliate of the Company, each Forward Counterparty and each Forward Seller, and to each person, if any, who controls the Company, any Forward Counterparty or any Forward Seller within the meaning of the Act.

7.           Issuance and Sale by the Company.

(a) In the event that (i) all of the conditions to effectiveness set forth in Section 3 of the applicable Forward Agreement are not satisfied on or prior to the Closing Date or, in respect of any Additional Forward Agreement entered into pursuant to Section 1(a)(A), all the Option Conditions are not satisfied on or prior to the Option Closing Date, as the case may be, and a Forward Seller elects, pursuant to Section 1(b) or Section 1(c) hereof, as the case may be, not to deliver the Borrowed Underwritten Shares or the Borrowed Option Shares deliverable by such Forward Seller, as applicable, or (ii) in the commercially reasonable judgment of a Forward Counterparty, its affiliated Forward Seller is unable to borrow and deliver for sale under this Agreement all of the Borrowed Underwritten Shares or Borrowed Option Shares deliverable by such Forward Seller hereunder or if, in the Forward Counterparty’s commercially reasonable judgment, its affiliated Forward Seller would incur a stock loan cost in excess of a rate equal to 200 basis points per annum to borrow all of the Borrowed Underwritten Shares and Borrowed Option Shares deliverable by such Forward Seller hereunder, the Company shall issue and sell in whole but not in part a number of shares of Common Stock equal to the number of shares that such Forward Seller does not deliver.  The Representatives shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, for a period not exceeding one (1) business day in order to effect any required changes in any documents or arrangements.  The shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 7 in lieu of the Borrowed Underwritten Shares to be sold by the Forward Sellers are referred to herein as the “Company Top-Up Underwritten Shares” and the shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 7 in lieu of the Borrowed Option Shares to be sold by the Forward Sellers are referred to herein as the “Company Top-Up Option Shares.”

(b)  A Forward Seller shall have no liability whatsoever for any Borrowed Shares it does not deliver to the Underwriters or any other party if such Forward Seller (i) elects, pursuant to Section 1(b) or Section 1(c) hereof, not to deliver Borrowed Shares because all of the conditions to effectiveness set forth in Section 3 of the applicable Forward Agreement or the Option Conditions, as applicable, have not been satisfied or (ii) is unable to borrow and deliver for sale under this Agreement all of the Borrowed Shares it is required to deliver hereunder or if, in the affiliated Forward Counterparty’s commercially reasonable judgment, it would incur a stock loan cost in excess of a rate equal to 200 basis points per annum to borrow all of the Borrowed Underwritten Shares or Borrowed Option Shares, as the case may be, deliverable by such Forward Seller hereunder.

8.           Representations and Agreements to Survive Delivery. All representations, warranties and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements contained in Section 4A hereto and the indemnity and contribution agreements contained in Section 6 hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any of its directors, officers, affiliates, agents or any controlling persons, or the Company or any of its officers, directors or any controlling persons and shall survive delivery of the Shares to the Underwriters hereunder.

9.           Substitution of Underwriters.

(a) If any Underwriter or Underwriters shall fail or refuse to purchase any of the Shares which it or they have agreed to purchase hereunder, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares, the remaining Underwriters shall be obligated to purchase (in proportion to their respective commitments hereunder except as may otherwise be determined by you) the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase; however, if such Shares not purchased aggregate more than one-tenth of the aggregate number of Shares, the remaining Underwriters shall have the right, but shall not be obligated, to purchase (in such proportions as shall be determined by you) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase.  If such remaining Underwriters do not, at the Closing Date or Option Closing Date, as applicable, purchase the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase, the time for delivery of the Shares shall be extended to the next business day to allow the several Underwriters the privilege of substituting within 24 hours (including non-business hours) another underwriter or underwriters satisfactory to the Company and the Forward Sellers.  If no such underwriter or underwriters shall have been substituted, as aforesaid, the time for delivery of the Shares may, at the option of the Company, be again extended to the next following business day, if necessary, to allow the Company the privilege of finding within 24 hours (including non-business hours) another underwriter or underwriters, satisfactory to you and the Forward Sellers, to purchase the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase.  If the remaining Underwriters shall not take up and pay for all such Shares agreed to be purchased by the defaulting Underwriters, or substitute another underwriter or underwriters as aforesaid, and the Company shall not find or shall not elect to seek another underwriter or underwriters for such Shares as aforesaid, then this Agreement shall terminate.  In the event of any such termination, neither the Forward Sellers nor the Company shall be under any liability to any Underwriter (except to the extent provided in Section 4(m) with respect to non-defaulting Underwriters and in Section 6 hereof), nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company or any Forward Seller (except to the extent provided in Section 6 hereof).

    (b)  If the remaining Underwriters or substituted underwriters purchase the Shares of the defaulting Underwriter or Underwriters as provided in this Section 9, (i) the Company or any Forward Seller shall have the right to postpone the time of delivery for a period of not more than seven full business days, in order to effect any changes which may be made necessary thereby in the Registration Statement, the Disclosure Package or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus which may be made necessary thereby, and (ii) the respective Shares to be purchased by the remaining Underwriters or substituted underwriters shall be taken as the basis of their respective underwriting obligations for all purposes of this Agreement.  A substituted underwriter hereunder shall become an Underwriter for all purposes of this Agreement.

    (c)  Nothing herein shall relieve a defaulting Underwriter from liability for its default.

10.           Effective Date of this Agreement and Termination.

(a)          This Agreement shall become effective upon your accepting it in the manner indicated below.

        (b)   You, on behalf of yourselves and as Representatives of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date or, if applicable, the Option Closing Date if (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date or, if applicable, the Option Closing Date, to perform any material agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, (iii) trading on the NYSE or the AMEX shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE or the AMEX, by the NYSE or the AMEX or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by Federal or New York authorities, or (vi) an outbreak or escalation of major hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or crisis, a default in payment when due of interest on or principal of any debt obligations of, or the institution of proceedings under the Federal bankruptcy laws by or against, any State of the United States, a material disruption in settlement or clearance procedures, or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement which, in your judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(m), Section 6 and Section 10(c) hereof shall at all times be effective.

      (c)   If this Agreement shall be terminated by the Company pursuant to any of the provisions hereof or if for any reason the Company shall be unable to perform its obligations hereunder, the Company will reimburse the several Underwriters and the Forward Sellers for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters and Forward Sellers) reasonably incurred by them in connection herewith.

      (d)   If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 10, the Company shall be notified promptly by you by telephone or facsimile, confirmed by letter.  If the Company elects to prevent this Agreement from becoming effective, you shall be notified promptly by the Company by telephone or facsimile, confirmed by letter.
11.           Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to you, shall be mailed, delivered or sent by facsimile and confirmed to you at the addresses designated on Schedule A, or if sent to the Company, shall be mailed, delivered or sent by facsimile and confirmed to the Company at 220 Operation Way, Cayce, South Carolina 29033-3701, Attention: Treasurer, Facsimile: 803-933-7037.  Notice to any Underwriter pursuant to Section 6 shall be mailed, delivered or sent by facsimile and confirmed to such Underwriter in care of the Representatives at the addresses designated in Schedule A.  Any party to this Agreement may change such address for notices by sending to the parties to this agreement written notice of a new address for such purpose.

12.           Parties.  This Agreement shall inure to the benefit of and be binding upon the several Underwriters, Forward Counterparties, Forward Sellers and the Company and their respective successors and assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their respective successors and assigns and the controlling persons, affiliates, agents, officers and directors referred to in Section 6, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons, affiliates, agents, officers and directors referred to in Section 6 and for the benefit of no other person or corporation.  No purchaser of any of the Shares from any Underwriter shall be construed a successor or assign merely by reason of such purchase.

In all dealings with the Company under this Agreement, you shall act on behalf of each of the several Underwriters and your respective affiliated Forward Counterparty, and any action under this Agreement taken by you will be binding upon all Underwriters and your affiliated Forward Counterparty.

13.           No Advisory or Fiduciary Responsibility.  The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, the Forward Counterparties and the Forward Sellers, on the other hand, and the Company is  capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter, Forward Counterparty and Forward Seller is and has been acting solely as principal (or, in the case of the Forward Sellers, as agent for the Forward Counterparties) not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter, Forward Counterparty or Forward Seller has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter, Forward Counterparty or Forward Seller has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters, Forward Counterparties and Forward Sellers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company  and that the several Underwriters, Forward Counterparties and Forward Sellers have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters, Forward Counterparties and Forward Sellers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, Forward Counterparties and Forward Sellers or any of them, with respect to the subject matter hereof.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters, Forward Counterparties and Forward Sellers with respect to any breach or alleged breach of agency or fiduciary duty.

14.           Applicable Law.  The Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

If the foregoing correctly sets forth the understanding between the Company, the Forward Sellers and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company, the Forward Sellers and the several Underwriters.

Very truly yours,

SCANA CORPORATION

By: /s/Jimmy E. Addison
                 Its: Senior Vice President and
                   Chief Financial Officer

WELLS FARGO SECURITIES, LLC
acting in its capacity as Forward Seller and as
agent for its affiliated Forward Counterparty

By:  /s/David Herman
      Name:  David Herman
      Title:    Director

MORGAN STANLEY & CO. INCORPORATED
acting in its capacity as Forward Seller and as
agent for its affiliated Forward Counterparty

By:  /s/ Kenneth G. Pott
      Name:  Kenneth G. Pott
      Title:    Managing Director

UBS SECURITIES LLC
acting in its capacity as Forward Seller and as
agent for its affiliated Forward Counterparty

By:  /s/Paul McNutt
      Name:  Paul McNutt
      Title:    Executive Director

By:  /s/Sanjeet Dewal
      Name:  Sanjeet Dewal
      Title:    Director

The foregoing agreement is hereby
confirmed and accepted, as of the
date first above written.

WELLS FARGO SECURITIES, LLC
acting individually and as Representatives
of the Underwriters named in Schedule B hereto

By:  /s/David Herman
      Name:  David Herman
      Title:    Director

MORGAN STANLEY & CO. INCORPORATED
acting individually and as Representatives
of the Underwriters named in Schedule B hereto

By:  /s/Kenneth G. Pott
      Name:  Kenneth G. Pott
      Title:    Managing Director

UBS SECURITIES LLC
acting individually and as Representatives
of the Underwriters named in Schedule B hereto

By:  /s/Paul McNutt
      Name:  Paul McNutt
      Title:    Executive Director

By:  /s/Sanjeet Dewal
      Name:  Sanjeet Dewal
      Title:    Director

SCHEDULE A
Representatives:
Wells Fargo Securities, LLC Morgan Stanley & Co. Incorporated UBS Securities LLC
Registration Statement File No.:	333-163075
Title of Shares to be purchased:	Common stock, without par value
Number of Underwritten Shares:	7,150,000
Number of Option Shares:	1,072,500
Purchase Price:	$35.705 per share
Initial Public Offering Price	$37.00 per share
Selling Concession:	$0.777 per share
Closing Date and Time:	May 17, 2010 10:00 a.m. Eastern
Closing Location:	McNair Law Firm, P.A. 1301 Gervais Street, 17th Floor Columbia, South Carolina 29201
Addresses for Notices to Underwriters (Care of the Representatives) and Forward Sellers:
Wells Fargo Securities, LLC
375 Park Avenue
New York, New York  10152
Attention: Equity Syndicate Department
Facsimile:  212-214-5918

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

UBS Securities LLC
677 Washington Boulevard
Stamford, Connecticut  06901

With a copy of any notice (which shall not constitute notice) also sent to:

Troutman Sanders LLP
222 Central Park Avenue, Suite 2000
Virginia Beach, Virginia  23462
Attention:  James J. Wheaton
Facsimile:  757-687-1501

A-1

SCHEDULE B

Underwriter	A Number of Direct Shares To Be Purchased	B Number of Borrowed Underwritten Shares To Be Purchased	C Total Number of Underwritten Shares To Be Purchased
Wells Fargo Securities, LLC	426,667	1,480,048	1,906,715
Morgan Stanley & Co. Incorporated	426,667	1,480,047	1,906,714
UBS Securities LLC	426,666	1,480,048	1,906,714
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	106,667	369,952	476,619
Credit Suisse Securities (USA) LLC	106,667	369,952	476,619
Stephens Inc.	106,666	369,953	476,619
Total	1,600,000	5,550,000	7,150,000

B-1

SCHEDULE C

Forward Seller	Number of Forward Shares to be Sold	Number of Additional Forward Shares to be Sold
Wells Fargo Securities, LLC	1,850,000	357,500
Morgan Stanley & Co. Incorporated	1,850,000	357,500
UBS Securities LLC	1,850,000	357,500
Total:	5,550,000	1,072,500

C-1

SCHEDULE D

None.

D-1

EXHIBIT A

LOCK-UP AGREEMENT

May 11, 2010

Wells Fargo Securities, LLC
Morgan Stanley & Co. Incorporated
UBS Securities LLC
Individually and Acting as Representatives for
the Underwriters Named in Schedule B
to the Underwriting Agreement

c/o Wells Fargo Securities, LLC
375 Park Avenue
4th Floor
New York, New York  10152

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

UBS Securities LLC
677 Washington Boulevard
Stamford, Connecticut  06901

Ladies and Gentlemen:

The undersigned understands that Wells Fargo Securities, LLC (“Wells Fargo”), Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and UBS Securities LLC (“UBS” and, collectively with Wells Fargo and Morgan Stanley, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with SCANA Corporation, a South Carolina corporation (the “Company”), in connection with (i) the proposed sale by the Company and purchase by the Representatives and the other underwriters named in Schedule B to the Underwriting Agreement (collectively, the “Underwriters”), acting severally and not jointly, of the respective number of shares of the common stock, no par value per share, of the Company (the “Common Stock”) set forth in Column A of Schedule B to the Underwriting Agreement and (ii) the confirmation to be entered into between the Company and Wells Fargo Bank, N.A. acting through Wells Fargo as agent, the confirmation to be entered into between the Company and Morgan Stanley & Co. International plc, acting through Morgan Stanley as agent, and the confirmation to be entered into between the Company and UBS AG, London Branch, acting through UBS as agent, providing for the public offering (the “Public Offering”) by the Underwriters of shares of Common Stock.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives, he will not, during the period commencing on the date hereof and ending 30 days after the date of the final prospectus supplement relating to the Public Offering (the “Lock-Up Period”), (1) offer, pledge, sell or contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or

Exhibit A-1

indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement with respect to the foregoing; or (2) enter into any other agreement that transfers, in whole or in part, the economic equivalent of ownership of Common Stock whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise; or (3) publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, which has not previously been disclosed publicly.  The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift; provided that in the case of any transfer or distribution pursuant to clause (b), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence.  In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representatives.

Very truly yours,

(Name)

(Address)

Exhibit A-2

EXHIBIT A-1

LIST OF PERSONS TO EXECUTE LOCK-UP LETTERS

Name	Title
William B. Timmerman	Chairman, President and Chief Executive Officer – SCANA Corporation
Kevin B. Marsh	President and Chief Operating Officer - South Carolina Electric & Gas Company
Jimmy E. Addison	Senior Vice President and Chief Financial Officer – SCANA Corporation
George J. Bullwinkel, Jr.	President and Chief Operating Officer - SCANA Energy Marketing, Inc., SCANA Communications, Inc. and ServiceCare, Inc.
Stephen A. Byrne	Executive Vice President - Generation, Nuclear and Fossil Hydro - South Carolina Electric & Gas Company

Exhibit A-1-1

EXHIBIT B

FORM OF ADDITIONAL FORWARD AGREEMENT

Exhibit B-1

May [  ], 2010

To:     SCANA Corporation
100 SCANA Parkway
Cayce, South Carolina 29033

From: [Morgan Stanley & Co. International plc
    c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, NY 10036-8293]

[UBS AG, London Branch
c/o UBS Securities LLC
299 Park Avenue
New York, NY  10171]

[Wells Fargo Bank, National Association
375 Park Avenue
New York, NY 10152
Attention: Documentation Group]

From: [Morgan Stanley & Co. Incorporated
Solely as Agent of Morgan Stanley & Co. International plc
1585 Broadway
New York, NY 10036-8293]

[UBS Securities LLC
Solely as Agent of UBS AG, London Branch]
299 Park Avenue
New York, NY  10171]

[Wells Fargo Securities, LLC
Solely as Agent of Wells Fargo Bank, National Association
375 Park Avenue
New York, NY 10152
Attention: Documentation Group]

___________________________________________________________________________

Dear Sirs,

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (this “Transaction”).  This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1.
The definitions and provisions contained in the 2000 ISDA Definitions (the “2000 Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “2002 Definitions” and, together with the 2000 Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation.  In the event of any inconsistency between the 2002 Definitions and

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the 2000 Definitions, the 2002 Definitions will govern. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

This Confirmation evidences a complete and binding agreement between Party A and Party B as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Party A and Party B had executed an agreement in such form on the Trade Date (but without any Schedule except for the election of the laws of the State of New York as the governing law). In the event of any inconsistency between provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates shall be governed by the Agreement.  For purposes of the 2002 Definitions, this Transaction is a Share Forward Transaction.

Party A and Party B each represents to the other that it has entered into this Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Party A:	[Morgan Stanley & Co. International plc] [UBS AG, London Branch] [Wells Fargo Bank, National Association]

Party B:                               SCANA Corporation

Trade Date:                          [Date On Which This Confirmation Is Executed]

Effective Date:	[Closing Date Of The Greenshoe Option]

Base Amount:	Initially, [One Third Of The Number of Greenshoe Shares] Shares. On each Settlement Date, the Base Amount shall be reduced by the number of Settlement Shares for such Settlement Date.

Maturity Date:	February 29, 2012 (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Forward Price:
On the Effective Date, the Initial Forward Price, and on any other day, the Forward Price as of the immediately preceding calendar day multiplied by the sum of (i) 1 and (ii) the Daily Rate for such day; provided that on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:	USD $[__.__] per Share.1

Daily Rate:	For any day, (i)(A) USD-Federal Funds Rate for such day minus (B) the Spread divided by (ii) 365.

USD-Federal Funds Rate	For any day, the rate set forth for such day opposite the caption “Federal funds”, as such rate is displayed on the page

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              1 Public offering price of common stock less the underwriting discount.

 “FedsOpen <Index> <GO>” on the BLOOMBERG Professional Service, or any successor page; provided that if no rate appears for any day on such page, the rate for the immediately preceding day for which a rate appears shall be used for such day.

Spread:                                0.90%

Forward Price Reduction Date:	June 8, 2010, September 8, 2010, December 8, 2010, March 8, 2011, June 8, 2011, September 7, 2011, December 7, 2011 and March 7, 2012.

Forward Price Reduction
Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.

Shares:	Common Stock, without par value per share, of Party B (also referred to herein as the “Issuer”) (Exchange identifier: “SCG”).

Exchange:                            The New York Stock Exchange.

Related Exchange(s):	All Exchanges.

Clearance System:	DTC.

Calculation Agent:	[Morgan Stanley & Co. International plc] [UBS AG, London Branch] [Wells Fargo Bank, National Association]

Settlement Terms:

Settlement Date:
Any Scheduled Trading Day following the Effective Date and up to and including the Maturity Date, as designated by (a) Party A pursuant to “Termination Settlement” below or (b) Party B in a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Party A at least (i) three Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Physical Settlement applies, and (ii) 40 Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Cash Settlement or Net Share Settlement applies; provided that (i) the Maturity Date shall be a Settlement Date if on such date the Base Amount is greater than zero, (ii) if Physical Settlement applies and a Settlement Date specified above (including a Settlement Date occurring on the Maturity Date) is not a Clearance System Business Day, the Settlement Date shall be the next following Clearance System Business Day,  and (iii) if Cash Settlement or Net Share Settlement applies and Party A shall have fully unwound its hedge during an Unwind Period by a date that is more than three Scheduled Trading Days prior to a Settlement Date specified above, Party A may, by written notice to Party B, specify any Scheduled Trading Day prior to such originally specified Settlement Date as the Settlement Date.

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Settlement Shares:
With respect to any Settlement Date, a number of Shares, not to exceed the Base Amount, designated as such by Party B in the related Settlement Notice or by Party A pursuant to “Termination Settlement” below; provided that on the Maturity Date the number of Settlement Shares shall be equal to the Base Amount on such date.

Settlement:
Physical Settlement, Cash Settlement or Net Share Settlement, at the election of Party B as set forth in a Settlement Notice that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Party A is unable, in its judgment, to unwind its hedge by the end of the Unwind Period in a manner that, in the judgment of Party A, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Exchange Act or due to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period, (iii) to any Termination Settlement Date (as defined below under “Termination Settlement”) or (iv) if the Maturity Date is a Settlement Date, in respect of such Settlement Date.

Settlement Notice
Requirements:
Notwithstanding any other provision hereof, a Settlement Notice delivered by Party B that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Party B delivers to Party A with such Settlement Notice a representation signed by Party B substantially in the following form: “As of the date of this Settlement Notice, Party B is not aware of any material nonpublic information concerning itself or the Shares, and is designating the date contained herein as a Settlement Date in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.”

Unwind Period:
Each Exchange Business Day that is not a Suspension Day during the period from and including the first Exchange Business Day following the date Party B validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the third Scheduled Trading Day preceding such Settlement Date (or the immediately preceding Exchange Business Day if such Scheduled Trading Day is not an Exchange Business Day); subject to “Termination Settlement” below.  The parties hereto acknowledge and agree that they have entered into a substantially identical forward transaction with respect to [_______________] Shares pursuant to a confirmation dated as of [____] 2010 (the "Base Confirmation"). Subject to the provisions under the caption “Other Forwards” below, Party A and Party B agree that if Party B designates a Settlement Date under the Base Confirmation and for which Cash Settlement or Net Share Settlement is applicable, and the resulting Unwind Period under the Base Confirmation coincides for any period of time with an Unwind Period for the Transaction (the “Matching

  4

Unwind Period”), Party B shall notify Party A prior to the commencement of such Matching Unwind Period, and Party A shall only be permitted to purchase Shares to unwind its hedge in respect of the Transaction only after the Matching Unwind Period ends. If any Exchange Business Day during an Unwind Period is a Disrupted Day, the Calculation Agent shall make commercially reasonable adjustments to the terms of this Transaction (including, without limitation, the Cash Settlement Amount and the 10b-18 VWAP) to account for the occurrence of such Disrupted Day.

Suspension Day:
Any Exchange Business Day on which Party A determines based on the advice of counsel that Cash Settlement may violate applicable securities laws.  Party A shall notify Party B if it receives such advice from its counsel.

Market Disruption Event:
Section 6.3(a)(ii) of the 2002 Definitions is hereby amended by replacing clause (ii) in its entirety with “(ii) an Exchange Disruption, or” and inserting immediately following clause (iii) the phrase “; in each case that the Calculation Agent determines is material.”

Exchange Act:	The Securities Exchange Act of 1934, as amended from time to time.

Physical Settlement:
On any Settlement Date in respect of which Physical Settlement applies, Party B shall deliver to Party A through the Clearance System the Settlement Shares for such Settlement Date, and Party A shall deliver to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis.  If, on any Settlement Date, the Shares to be delivered by Party B to Party A hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Party A, then the portion of the Physical Settlement Amount payable by Party A to Party B in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.  For the avoidance of doubt, no Forward Price Reduction Amount for a Forward Price Reduction Date shall be applied to reduce the Forward Price more than once.

Physical Settlement Amount:
For any Settlement Date in respect of which Physical Settlement applies, an amount in cash equal to the product of (i) the Forward Price on such Settlement Date and (ii) the number of Settlement Shares for such Settlement Date.

Cash Settlement:
On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount for such Settlement Date is a positive number, Party A will pay such Cash Settlement Amount to Party B.  If the Cash Settlement Amount is a negative number, Party B will pay the absolute

  5

value of such Cash Settlement Amount to Party A. Such amounts shall be paid on the Settlement Date.

Cash Settlement Amount:
For any Settlement Date in respect of which Cash Settlement applies, an amount determined by the Calculation Agent equal to the difference between (1) the product of (i) (A) the average Forward Price during the applicable Unwind Period minus (B) the average of the 10b-18 VWAP prices per Share on each Exchange Business Day during such Unwind Period, and (ii) the number of Settlement Shares for such Settlement Date, and (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, and (ii) the number of Settlement Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

Net Share Settlement:
On any Settlement Date in respect of which Net Share Settlement applies, if the number of Net Share Settlement Shares is a (i) negative number, Party A shall deliver a number of Shares to Party B equal to the absolute value of the Net Share Settlement Shares, or (ii) positive number, Party B shall deliver to Party A the Net Share Settlement Shares; provided that if Party A determines in its good faith judgment that it would be required to deliver Net Share Settlement Shares to Party B, Party A may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Share Settlement Shares:
For any Settlement Date in respect of which Net Share Settlement applies, a number of Shares equal to (a) the number of Settlement Shares for such Settlement Date minus (b) the number of Shares Party A actually purchases during the Unwind Period for a total purchase price equal to the difference between (1) the product of (i) the average Forward Price during the applicable Unwind Period and (ii) the number of Settlement Shares for such Settlement Date, and (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period and (ii) the number of Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

10b-18 VWAP:
For any Exchange Business Day during the Unwind Period which is not a Suspension Day, the volume-weighted average price at which the Shares trade as reported in the composite transactions for the Exchange on such Exchange Business Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades on the Exchange on such Exchange Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading session in the market where the trade is effected, and (iv) trades on such Exchange Business Day that do not satisfy the requirements of Rule 10b-18(b)(3), as determined in good faith by the Calculation Agent.  Party B acknowledges that Party A may

  6

refer to the Bloomberg Page “SCG <Equity> AQR SEC” (or any successor thereto), in its discretion, for such Exchange Business Day to determine the 10b-18 VWAP.

Settlement Currency:	USD.

Failure to Deliver:	Inapplicable.

Adjustments:

Method of Adjustment:
Calculation Agent Adjustment; notwithstanding anything in the 2002 Definitions to the contrary, the Calculation Agent may make an adjustment pursuant to Calculation Agent Adjustment to any one or more of the Base Amount, the Forward Price and any other variable relevant to the settlement or payment terms of this Transaction.

Additional Adjustment:
If, in Party A’s commercially reasonable judgment, the actual cost to Party A, over any one month period, of borrowing a number of Shares equal to the Base Amount to hedge its exposure to this Transaction exceeds a weighted average rate equal to 90 basis points per annum, the Calculation Agent shall reduce the Forward Price in order to compensate Party A for the amount by which such cost exceeded a weighted average rate equal to 90 basis points per annum during such period.  The Calculation Agent shall notify Party B prior to making any such adjustment to the Forward Price and, upon the request of Party B, Party A shall provide an itemized list of its stock loan costs for the applicable one month period.

Account Details:

Payments to Party A:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Payments to Party B:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Delivery of Shares to Party A:   To be advised.

Delivery of Shares to Party B:   To be advised.

3.           Other Provisions:

Conditions to Effectiveness:

The effectiveness of this Confirmation on the Effective Date shall be subject to (i) the condition that the representations and warranties of Party B contained in the Underwriting Agreement dated the date hereof among Party B, Wells Fargo Securities, LLC, Morgan Stanley & Co. Incorporated and UBS Securities LLC, as Representatives of the Several Underwriters (the “Underwriting Agreement”) and any certificate delivered pursuant thereto by Party B are true and correct on the Effective Date as if made as of the Effective Date, (ii) the condition that Party B have performed all of the obligations required to be performed by it under the Underwriting Agreement on or prior to the Effective Date, (iii) the condition that Party B have delivered to Party A an opinion of counsel dated as of the Trade Date with respect to matters set forth in Section 3(a) of the Agreement, (iv) the satisfaction of all of the conditions set forth in Section 5 of the Underwriting

  7

Agreement and (v) the condition that neither of the following has occurred (A) Party A is unable to borrow and deliver for sale a number of Shares equal to the Base Amount, or (B) in Party A’s commercially reasonable judgment either it is impracticable to do so or Party A would incur a stock loan cost of more than a rate equal to 200 basis points per annum to do so (in which event this Confirmation shall be effective but the Base Amount for this Transaction shall be the number of Shares Party A is required to deliver in accordance with Section 1 of the Underwriting Agreement).  Party B’s obligations hereunder shall be subject to the condition precedent that Party A and each Affiliate of Party A that is a Forward Seller or Underwriter (as such terms are defined in the Underwriting Agreement) have performed, on or prior to the Effective Date, all of the obligations required to be performed by it prior to the Effective Date under the Underwriting Agreement.

Representations and Agreements of Party B:

Party B (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into this Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with this Transaction; and (iii) is entering into this Transaction for a bona fide business purpose.

Party B is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially Party B’s ability to perform its obligations hereunder.

Party B will by the next succeeding New York Business Day notify Party A upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default or a Potential Adjustment Event.

Additional Representations, Warranties and Agreements of Party B:  Party B hereby represents and warrants to, and agrees with, Party A as of the date hereof that:

(a)
Any Shares, when issued and delivered in accordance with the terms of this Transaction, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(b)
Party B has reserved and will keep available at all times, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of this Transaction as herein provided, the full number of Shares as shall be issuable at such time upon settlement of this Transaction.  All Shares so issuable shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(c)
Party B agrees to provide Party A at least 30 days’ written notice (an “Issuer Repurchase Notice”) prior to executing any repurchase of Shares by Party B or any of its subsidiaries (or entering into any contract that would require, or give the option to, Party B or any of its subsidiaries, to purchase or repurchase Shares), whether out of profits or capital or whether the consideration for such repurchase is cash, securities or otherwise (an “Issuer Repurchase”), that alone or in the aggregate would result in the Base Amount Percentage (as defined below) being  (i) equal to or greater than 8.0% of the outstanding Shares or (ii) greater by 0.5% or more than the Base Amount Percentage at the time of the immediately preceding Issuer Repurchase Notice (or in the case of the first such Issuer Repurchase Notice, greater than the Base Amount Percentage as of the later of the date hereof or the immediately preceding Settlement Date, if any).  The “Base Amount Percentage” as of any day is the fraction (1) the numerator of which is the Base Amount, plus the “Base Amount,” as such term is defined in the Base Confirmation and (2) the denominator of which is the number of Shares outstanding on such day.

 8

(d)
No filing with, or approval, authorization, consent, license registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Party B of this Confirmation and the consummation of this Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) as may be required to be obtained under state securities laws.

(e)	Party B agrees not to make any Issuer Repurchase if, immediately following such Issuer Repurchase, the Base Amount Percentage would be equal to or greater than 9.0%.

(f)	Party B is not insolvent, nor will Party B be rendered insolvent as a result of this Transaction.

(g)
Neither Party B nor any of its affiliated purchasers (within the meaning of Rule 10b-18 under the Exchange Act) shall take or refrain from taking any action (including, without limitation, any direct purchases by Party B or any of its affiliated purchasers or any purchases by a party to a derivative transaction with Party B or any of its affiliated purchasers), either under this Confirmation, under an agreement with another party or otherwise, that might cause any purchases of Shares by Party A or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of this Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act if such purchases were made by Party B.

(h)
Party B will not engage in any “distribution” (as defined in Regulation M under the Exchange Act (“Regulation M”)) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(i)	Party B is an “eligible contract participant” (as such term is defined in Section 1a(12) of the Commodity Exchange Act, as amended).

(j)
In addition to any other requirements set forth herein, Party B agrees not to elect Cash Settlement or Net Share Settlement if, in the reasonable judgment of either Party A or Party B, such settlement or Party A’s related market activity would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Party B.

Covenant of Party B:

The parties acknowledge and agree that any Shares delivered by Party B to Party A on any Settlement Date will be newly issued Shares and when delivered by Party A (or an affiliate of Party A) to securities lenders from whom Party A (or an affiliate of Party A) borrowed Shares in connection with hedging its exposure to this Transaction will be freely saleable without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such stock loan is effected by Party A or an affiliate of Party A (provided that such Shares may be subject to resale restrictions if the status of any such securities lender would cause any such resale restrictions to apply by virtue of its share ownership in Party B, status as an “affiliate” of Party B or otherwise).  Accordingly, Party B agrees that the Shares that it delivers to Party A on each Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

Covenants of Party A:

(a)
Unless the provisions set forth below under “Private Placement Procedures” shall be applicable, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date to return to securities lenders to close out open Share loans created by Party A or an affiliate of Party A in the course of Party A’s or such affiliate’s hedging activities related to Party A’s exposure under this Confirmation.

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(b)
In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of this Transaction, Party A shall use its commercially reasonable efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases.

Insolvency Filing:

Notwithstanding anything to the contrary herein, in the Agreement or in the Definitions, upon any Insolvency Filing in respect of the Issuer, this Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing).

The parties hereto agree and acknowledge that (1)  at any point prior to any Insolvency Filing in respect of the Issuer, Party B shall have the unilateral right to elect Physical Settlement of this Transaction pursuant to the provisions set forth above under the heading “Settlement Terms”; and (2) this Transaction shall automatically terminate on the date of any Insolvency Filing pursuant the provisions set forth in the immediately preceding paragraph solely to the extent that Party B failed to elect Physical Settlement of this Transaction pursuant to the provisions set forth above under the heading “Settlement Terms” prior to the relevant Insolvency Filing.

Extraordinary Dividends:

If an ex-dividend date for an Extraordinary Dividend occurs on or after the Trade Date and on or prior to the Maturity Date (or, if later, the last date on which Shares are delivered by Party B to Party A in settlement of this Transaction), Party B shall pay an amount, as determined by the Calculation Agent, in cash equal to the product of such Extraordinary Dividend and the Base Amount to Party A on the earlier of (i) the date on which such Extraordinary Dividend is paid by the Issuer to holders of record of the Shares or (ii) the Maturity Date.  “Extraordinary Dividend” means the per Share amount of any cash dividend or distribution declared by the Issuer with respect to the Shares that is specified by the board of directors of the Issuer as an “extraordinary” dividend.

Acceleration Events:

The following events shall each constitute an “Acceleration Event”:

(a)
Stock Borrow Events.  In the commercially reasonable judgment of Party A, (A) Party A (or an affiliate of Party A) is unable to hedge Party A’s exposure to this Transaction because of the lack of sufficient Shares being made available for Share borrowing by lenders, or (B) Party A (or an affiliate of Party A) would incur a cost to borrow Shares to hedge its exposure to this Transaction that is greater than a rate equal to 200 basis points per annum (a “Stock Borrow Event”);

(b)
Dividends and Other Distributions.  On any day occurring after the Trade Date and prior to the Maturity Date Party B declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from and including any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this clause (b) only) to but excluding the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of such period or periods on Schedule I (and, for the avoidance of doubt, the actual declaration date, as opposed to the ex-dividend date, of any cash dividend shall not be used for purposes of determining the appropriate period to which a Forward Price Reduction

  10

Amount relates) or (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Party B as a result of a spin-off or other similar transaction or (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as determined by Party A.  To the extent the declaration of a distribution, issue or dividend contemplated by this paragraph (b) would also be considered to be the type of event to which Calculation Agent Adjustment would apply as specified under “Adjustments – Method of Adjustment” above, the provisions of this paragraph (b) will apply and Calculation Agent Adjustment shall not apply;

(c)	ISDA Early Termination Date. Party A has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement;

(d)
Other ISDA Events.  The announcement of any event that if consummated, would result in an Extraordinary Event (and, for the avoidance of doubt, no Additional Disruption Event shall be applicable with respect to the definition of Extraordinary Event contained in the 2002 Definitions) or the occurrence of any Change in Law or a Delisting; provided that in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the 2002 Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors); and provided further that the definition of “Change in Law” provided in Section 12.9(a)(ii) of the Equity Definitions is hereby amended by replacing the phrase “the interpretation” in the third line thereof with the phrase “or public announcement of the formal or informal interpretation”; or

(e) Ownership Event. In the sole judgment of Party A, on any day, the Share Amount for such day exceeds the Post- Effective Limit for such day (if any applies).

For purposes of clause (e) above, the “Share Amount” as of any day is the number of Shares that Party A and any person whose ownership position would be aggregated with that of Party A (Party A or any such person, a “Party A Person”) under any law, rule, regulation or regulatory order that for any reason becomes applicable to ownership of Shares after the Trade Date (“Applicable Laws”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Laws, as determined by Party A in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a Party A Person, or would result in an adverse effect on a Party A Person, under the Applicable Laws, as determined by Party A in its reasonable discretion, minus (y) 0.5% of the number of Shares outstanding.

Party A represents and warrants to and agrees with Party B that (i) Party A does not know on the Trade Date of any event or circumstance which will cause the Share Amount to exceed the Post Effective Limit on any day during the term of this Transaction and (ii) Party A will not knowingly cause the Share Amount to exceed the Post-Effective Limit on any day during the term of this Transaction for the sole purpose of causing the occurrence of an Acceleration Event.

Termination Settlement:

Upon the occurrence of any Acceleration Event, Party A shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares necessary to reduce the Share Amount to the Post-Effective Limit and (ii) in the case of an

  11

Acceleration Event arising out of a Stock Borrow Event the number of Settlement Shares so designated by Party A shall not exceed the number of Shares as to which such Stock Borrow Event exists.  If, upon designation of a Termination Settlement Date by Party A pursuant to the preceding sentence, Party B fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of this Transaction, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Party B, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Party A has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Party A in respect of such Termination Settlement Date.

Private Placement Procedures

If Party B is unable to comply with the provisions of “Covenant of Party B” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Party A otherwise determines that in its reasonable opinion any Settlement Shares to be delivered to Party A by Party B may not be freely returned by Party A or its affiliates to securities lenders as described under “Covenant of Party B” above, then delivery of any such Settlement Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Party A.

Rule 10b5-1:

It is the intent of Party A and Party B that following any election of Cash Settlement or Net Share Settlement by Party B, the purchase of Shares by Party A during any Unwind Period comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

Party B acknowledges that (i) during any Unwind Period Party B does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Party A (or its agent or affiliate) in connection with this Confirmation and (ii) Party B is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act.

Party B hereby agrees with Party A that during any Unwind Period Party B shall not communicate, directly or indirectly, any Material Non-Public Information (as defined herein) to any EDG Personnel (as defined below).  For purposes of this Transaction, “Material Non-Public Information” means information relating to Party B or the Shares that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Party B to its shareholders or in a press release, or contained in a public filing made by Party B with the Securities and Exchange Commission and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold Shares.  For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, or other similar information. [For purposes of this Transaction, “EDG Personnel” means any employee on the trading side of Morgan Stanley & Co. Incorporated and

  12

does not include Anthony Cicia.]2 [For purposes of this Transaction, “EDG Personnel” means any employee in the Equities Trading Division of UBS Securities LLC but does not include members of the Equity Capital Markets Group or the Investment Banking Division]3 [For purposes of this Transaction, “EDG Personnel” means any employee on the trading side of the Equity Derivatives Group of Wells Fargo Bank, National Association and does not include Ms. Mary Lou Guttmann or Mr. Michael D. Golden (or any other person or persons designated from time to time by the Compliance Group of Party A)]4.

Maximum Share Delivery:

Notwithstanding any other provision of this Confirmation, in no event will Party B be required to deliver on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement, Termination Settlement or any Private Placement Settlement, more than a number of Shares equal to 1.75, multiplied by the initial Base Amount to Party A, subject to reduction by the amount of any Shares delivered by Party B on any prior Settlement Date.

Transfer and Assignment:

Party A may assign or transfer any of its rights or delegate any of its duties hereunder to any affiliate of Party A or any entity organized or sponsored by Party A without the prior written consent of Party B. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Party A’s obligations in respect of this Transaction and any such designee may assume such obligations.  Party A shall be discharged of its obligations to Party B to the extent of any such performance.

[Matters Relating to Agent:

(a)      As a broker-dealer registered with the U.S. Securities and Exchange Commission, Morgan Stanley & Co. Incorporated in its capacity as agent (the “Agent”), will be responsible for (i) effecting the Transaction, (ii) issuing all required confirmations and statements to Party A and Party B and (iii) maintaining books and records relating to the Transaction.

(b)      Morgan Stanley & Co. Incorporated shall act as “agent” for Party A and Party B within the meaning of Rule 15a-6 under the Securities Exchange Act of 1934 in connection with the Transaction.

(c)      The Agent, in its capacity as such, shall have no responsibility or liability (including, without limitation, by way of guarantee, endorsement or otherwise) to Party A or Party B or otherwise in respect of the Transaction, including, without limitation, in respect of the failure of Party A or Party B to pay or perform under this Confirmation, except for its gross negligence or willful misconduct in performing its duties as Agent hereunder.

(d)      Each of Party A and Party B agree to proceed solely against the other to collect or recover any securities or monies owing to Party A or Party B, as the case may be, in connection with or as a result of the Transaction.

(e)      The Agent will be Party A’s agent for service of process for the purpose of Section 13(c) of the Agreement.]5

  13

2 Insert for Morgan Stanley
3 Insert for UBS
4 Insert for Wells Fargo
5 Insert for Morgan Stanley

[Matters Relating to Agent:

Each party agrees and acknowledges that:

(a) Wells Fargo Securities, LLC, as agent, (the “Agent”) acts solely as agent for Party A on a disclosed basis with respect to the transactions contemplated hereunder.

(b) The Agent is registered as a broker-dealer with the U.S. Securities and Exchange Commission and the Financial Industry Regulatory Authority (FINRA), is acting hereunder for and on behalf of Party A solely in its capacity as agent for Party A pursuant to instructions from Party A, and is not and will not be acting as the Party B’s agent, broker, advisor or fiduciary in any respect under or in connection with this Transaction.

(c) In addition to acting as Party A’s agent in executing this Transaction, the Agent is authorized from time to time to give written payment and/or delivery instructions to Party B directing it to make its payments and/or deliveries under this Transaction to an account of the Agent for remittance to Party A (or its designee), and for that purpose any such payment or delivery by Party B to the Agent shall be treated as a payment or delivery to Party A.

(d) Except as otherwise provided herein, any and all notices, demands, or communications of any kind transmitted in writing by either Party A or Party B under or in connection with this Transaction will be transmitted exclusively by such party to the other party through the Agent at the following address:

Wells Fargo Securities, LLC
375 Park Avenue
New York, NY 10152
Attention: Documentation Group
Telephone No.:       (212) 214-6100
Facsimile No.:        (212) 214-5913

(e) The Agent shall have no responsibility or liability to Party A or Party B for or arising from (1) any failure by either Party A or Party B to perform any of their respective obligations under or in connection with this Transaction, (2) the collection or enforcement of any such obligations, or (3) the exercise of any of the rights and remedies of either Party A or Party B under or in connection with this Transaction.  Each of Party A and Party B agrees to proceed solely against the other to collect or enforce any such obligations, and the Agent shall have no liability in respect of this Transaction except for its gross negligence or willful misconduct in performing its duties as the agent of Party A.

(f) Upon written request, the Agent will furnish to Party A and Party B the date and time of the execution of this Transaction and a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with this Transaction.]6

  14

         6Insert for Wells Fargo

[Matters Relating to Agent:

UBS Securities shall act as “agent” (the “Agent”) for Party A and Party B within the meaning of Rule 15a-6 under the Exchange Act in connection with this Transaction.  Each party agrees and acknowledges that (i) the Agent acts solely as agent on a disclosed basis with respect to the transactions contemplated hereunder, and (ii) the Agent has no obligation, by guaranty, endorsement or otherwise, with respect to the obligations of either Party B or Party A hereunder, either with respect to the delivery of cash or Shares, either at the beginning or the end of the transactions contemplated hereby.  In this regard, each of Party A and Party B acknowledges and agrees to look solely to the other for performance hereunder, and not to the Agent.]7

Indemnity

Party B agrees to indemnify Party A and its affiliates and their respective directors, officers, agents and controlling parties (Party A and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party for the violation of federal or state securities laws and which arise out of, are in connection with, or relate to, the execution or delivery of this Confirmation, the performance by the parties hereto of their respective obligations under this Transaction, any breach of any covenant or representation made by Party B in this Confirmation or the Agreement or the consummation of the transactions contemplated hereby and Party B will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. Party B will not be liable under this Indemnity paragraph to the extent that any such loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court to have resulted from Party A’s negligence or willful misconduct.

Notice

Non-Reliance:                                      Applicable

Additional Acknowledgments:              Applicable

Agreements and Acknowledgments

Regarding Hedging Activities:               Applicable

4.	The Agreement is further supplemented by the following provisions:

No Collateral or Setoff.:

Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Party B hereunder are not secured by any collateral.  Obligations under this Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under this Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff.  In calculating any amounts under Section 6(e) of the Agreement, notwithstanding anything to the contrary in the Agreement, (a) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) this Transaction and (ii) all other Transactions, and (b) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

  15

         6Insert for UBS

Delivery of Cash:

For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Party B to deliver cash in respect of the settlement of this Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by EITF 00-19 as in effect on the Trade Date (including, without limitation, where Party B so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement).

Status of Claims in Bankruptcy:

Party A acknowledges and agrees that this confirmation is not intended to convey to Party A rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Party B; provided, however, that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Confirmation and the Agreement; and provided further, that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than this Transaction.

Limit on Beneficial Ownership:

Notwithstanding any other provisions hereof, Party A shall not be entitled to take delivery of any Shares deliverable hereunder (whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, and after taking into account any Shares deliverable to Party A on the same day pursuant to the Base Confirmation (i) the Share Amount would exceed the Post-Effective Limit, (ii) Party A’s ultimate parent entity would purchase, acquire or take (as such terms are used in the Federal Power Act) at any time on the relevant date in excess of 8.0% of the outstanding Shares or (iii) Party A and each person subject to aggregation of Shares with Party A under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Party A Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of 8.0% of the then outstanding Shares (the “Threshold Number of Shares”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, and after taking into account any Shares deliverable to Party A on the same day pursuant to the Base Confirmation, (i) the Share Amount would exceed the Post-Effective Limit, (ii) Party A’s ultimate parent entity would purchase, acquire or take (as such terms are used in the Federal Power Act) in excess of 8.0% of the outstanding Shares or (iii) Party A Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares.  If any delivery owed to Party A hereunder is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery (versus payment) as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that, after such delivery, and after taking into account any Shares deliverable to Party A on the same day pursuant to the Base Confirmation, (i) the Share Amount would not exceed the Post-Effective Limit, (ii) Party A’s ultimate parent entity would not purchase, acquire or take (as such terms are used in the Federal Power Act) in excess of 8.0% of the outstanding Shares and (iii) Party A Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Party A hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Party A shall be permitted to make any payment due in respect of such Shares to Party B in two or more tranches that correspond in amount to the number of Shares delivered by Party B to Party A pursuant to the immediately preceding paragraph.

  16

Miscellaneous:

(a)	Addresses for Notices. For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A:

[Address:                 Morgan Stanley & Co. International plc
        c/o Morgan Stanley & Co. Incorporated
        1585 Broadway
        New York, NY 10036-8293
Attention:                 Angela Proske
Telephone Number:  (212) 537-1572
Facsimile Number:    (212) 507-0483

[Address:                 UBS AG, London Branch
        c/o UBS Securities LLC
        299 Park Avenue
        New York, NY 10171
Attention:                  Sanjeet Dewal
Telephone No.:         (212) 821-6672
Facsimile No.:           (212) 821-4610

With a copy to:

Address:                   Equities Legal Department
        677 Washington Boulevard
        Stamford, CT 06901
Attention:                  Hina Mehta and Gordon Kiesling
Telephone No.:         (203) 719-0268
Facsimile No.:           (203) 719-0680]

[Address:                  Wells Fargo Bank, National Association
         c/o Wells Fargo Securities, LLC
         375 Park Avenue
         New York, NY 10152
Attention:                   Documentation Group
Telephone No.:          (212) 214-6100
Facsimile No.:           (212) 214-5913]

Address for notices or communications to Party B:

Address:	SCANA Corporation
         100 SCANA Parkway
         Cayce, South Carolina 29033
Attention:                  Treasurer
Telephone No.:          (803) 217-7838
Facsimile No.:           (803) 933-7037

  17

(b)
Waiver of Right to Trial by Jury.  Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Confirmation.  Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Confirmation by, among other things, the mutual waivers and certifications herein.

Acknowledgements.

The parties hereto intend for:

(a)
this Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b)
a party’s right to liquidate this Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c)	Party A to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code; and

(d)	all payments for, under or in connection with this Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

If Party A is a bank regulated by the Federal Deposit Insurance Corporation, (i) Party A recognizes and intends that this Transaction is, and shall constitute, a "qualified financial contract" as that term is defined in 12 U.S.C. 1821(e)(8)(d)(i), as the same may be amended, modified, or supplemented from time to time; and (ii) Party A represents and warrants that it is authorized by appropriate corporate action under applicable law to enter into this Transaction as evidenced by the execution hereof by an officer of Party A at the level of vice president or higher.

Other Forwards:

Party A acknowledges that Party B has entered into substantially identical forward transactions for its Shares on the date hereof (the “Other Greenshoe Forwards”) with affiliates of [Morgan Stanley & Co. Incorporated] [and] [UBS Securities LLC] [and] [Wells Fargo Securities LLC].  In addition, Party A acknowledges that Party B has entered into substantially identical forward transactions, each in respect of [1,850,000] Shares and dated May 11, 2010 with affiliates of [Morgan Stanley & Co. Incorporated] [and] [UBS Securities LLC] [and] [Wells Fargo Securities LLC] (the “Other Base Forwards” and, collectively with the Other Greenshoe Forwards, the “Other Forwards”). Party A and Party B agree that if Party B designates a Settlement Date with respect to one or more of the Other Forwards and for which Cash Settlement or Net Share Settlement is applicable, and the resulting Unwind Period for one or more of the Other Forwards coincides for any period of time with an Unwind Period for this Transaction (each, an “Overlap Unwind Period”), Party B shall notify Party A prior to the commencement of each such Overlap Unwind Period, and Party A shall only be permitted to purchase Shares to unwind its hedge in respect of this Transaction on every third Exchange Business Day that is not a Suspension Day during such Overlap Unwind Period, commencing on the [first] [second] [third]8 day of such Overlap Unwind Period.

  18

            8 To be modified appropriately for each Other Forward

Severability.

If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

[Remainder of page intentionally left blank]

  19

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

Yours faithfully,

[MORGAN STANLEY & CO. INTERNATIONAL PLC
By: Morgan Stanley & Co. Incorporated,
 Acting solely in its capacity as its Agent

By:      /s/Rajul Patel
Name:  Rajul Patel
Title:    Executive Director

MORGAN STANLEY & CO. INCORPORATED,
as agent for Morgan Stanley & Co. International plc

By:      /s/Scott Pecullan
Name: Scott Pecullan
Title:   Managing Director

[UBS AG, LONDON BRANCH
By: UBS Securities, LLC
 Acting solely in its capacity as its Agent

By:     /s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title:   Director

                    By:      /s/Young Kim
                         Name:  Young Kim
                         Title:    Executive Director
UBS SECURITIES, LLC,
as agent for UBS AG, London Branch

By:      /s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title:   Director

By:      /s/Young Kim
Name:  Young Kim
Title:    Executive Director

[WELLS FARGO BANK, NATIONAL ASSOCIATION
By: Wells Fargo Securities, LLC,
 Acting solely in its capacity as its Agent

By:       /s/Cathleen Burke
Name:  Cathleen Burke
Title:    Managing Director

  1

WELLS FARGO SECURITIES, LLC,
as agent for Wells Fargo Bank, National Association

By:        /s/Cathleen Burke
Name:   Cathleen Burke
Title:     Managing Director

Confirmed as of the date first written above:

SCANA CORPORATION

By: /s/Jimmy E. Addison
Name:  Jimmy E. Addison
Title:  Senior Vice President and Chief Financial Officer

  2

SCHEDULE I

Forward Price Reduction Date	Forward Price Reduction Amount

Trade Date	USD 0.00
June 8, 2010	USD 0.475
September 8, 2010	USD 0.475
December 8, 2010	USD 0.475
March 8, 2011	USD 0.495
June 8, 2011	USD 0.495
September 7, 2011	USD 0.495
December 7, 2011	USD 0.495
March 7, 2012	USD 0.495

I-1

ANNEX A

PRIVATE PLACEMENT PROCEDURES

(i)
If Party B delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Party B shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Party A; provided that if, on or before the date that a Private Placement Settlement would occur, Party B has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(2) of the Securities Act for the sale by Party B to Party A (or any affiliate designated by Party A) of the Restricted Shares or the exemption pursuant to Section 4(1) or Section 4(3) of the Securities Act for resales of the Restricted Shares by Party A (or any such affiliate of Party A) or Party B fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply.  The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Party A, due diligence rights (for Party A or any designated buyer of the Restricted Shares by Party A), opinions and certificates, and such other documentation as is customary for private placement agreements, all reasonably acceptable to Party A.  In the case of a Private Placement Settlement, Party A shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Party A hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Restricted Shares.  Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Party A to Party B of the number of Restricted Shares to be delivered pursuant to this clause (i).  For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Settlement Date or Termination Settlement Date that would otherwise be applicable.

(ii)
If Party B delivers any Restricted Shares in respect of this Transaction, Party B agrees that (i) such Shares may be transferred by and among Party A and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Party B shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such affiliate of Party A).

A-1